                                                                   Exhibit 4.1



================================================================================



                         IRON AGE HOLDINGS CORPORATION


                    12 1/8% Senior Discount Notes due 2009


                          --------------------------


                                   INDENTURE



                          Dated as of April 24, 1998


                          --------------------------



                           THE CHASE MANHATTAN BANK

                                    Trustee



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1

                  Definitions and Incorporation by Reference

SECTION 1.01.  Definitions..................................................  1
SECTION 1.02.  Other Definitions............................................ 28
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act............ 29
SECTION 1.04.  Rules of Construction........................................ 30

                                   ARTICLE 2

                              The Discount Notes

SECTION 2.01.  Form and Dating.............................................. 30
SECTION 2.02.  Execution and Authentication................................. 31
SECTION 2.03.  Registrar and Paying Agent................................... 31
SECTION 2.04.  Paying Agent To Hold Money in Trust.......................... 32
SECTION 2.05.  Noteholder Lists............................................. 32
SECTION 2.06.  Replacement Discount Notes................................... 32
SECTION 2.07.  Outstanding Discount Notes................................... 33
SECTION 2.08.  Temporary Discount Notes..................................... 33
SECTION 2.09.  Cancellation................................................. 34
SECTION 2.10.  Defaulted Interest........................................... 34
SECTION 2.11.  CUSIP Numbers................................................ 34

                                    ARTICLE 3

                                   Redemption

SECTION 3.01.  Notices to Trustee........................................... 34
SECTION 3.02.  Selection of Discount Notes to Be Redeemed................... 35
SECTION 3.03.  Notice of Redemption......................................... 35
SECTION 3.04.  Effect of Notice of Redemption............................... 36
SECTION 3.05.  Deposit of Redemption Price.................................. 36
SECTION 3.06.  Discount Notes Redeemed in Part.............................. 37

                                    ARTICLE 4

                                    Covenants

SECTION 4.01.  Payment of Discount Notes.................................... 37

SECTION 4.02.  SEC Reports.................................................. 37
SECTION 4.03.  Limitation on Indebtedness................................... 38
SECTION 4.04.  Limitation on Restricted Payments............................ 42
SECTION 4.05.  Limitation on Restrictions on Distributions from
               Restricted Subsidiaries...................................... 47
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock........... 49
SECTION 4.07.  Limitation on Affiliate Transactions......................... 53
SECTION 4.08.  Limitation on the Issuance or Sale of Capital Stock of
               Restricted Subsidiaries...................................... 54
SECTION 4.09.  Change of Control............................................ 55
SECTION 4.10.  Limitation on Liens.......................................... 56
SECTION 4.11.  Compliance Certificate....................................... 56
SECTION 4.12.  Further Instruments and Acts................................. 57
SECTION 4.13.  Maintenance of Office or Agency.............................. 57
SECTION 4.14.  Corporate Existence.......................................... 58
SECTION 4.15.  Payment of Taxes............................................. 58

                                    ARTICLE 5

                                Successor Company

SECTION 5.01.  When Holdings May Merge or Transfer Assets................... 59

                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.01.  Events of Default............................................ 60
SECTION 6.02.  Acceleration................................................. 62
SECTION 6.03.  Other Remedies............................................... 63
SECTION 6.04.  Waiver of Past Defaults...................................... 63
SECTION 6.05.  Control by Majority.......................................... 63
SECTION 6.06.  Limitation on Suits.......................................... 64
SECTION 6.07.  Rights of Holders to Receive Payment......................... 64
SECTION 6.08.  Collection Suit by Trustee................................... 65
SECTION 6.09.  Trustee May File Proofs of Claim............................. 65
SECTION 6.10.  Priorities................................................... 65
SECTION 6.11.  Undertaking for Costs........................................ 66
SECTION 6.12.  Waiver of Stay or Extension Laws............................. 66

                                    ARTICLE 7

                                     Trustee

SECTION 7.01.  Duties of Trustee............................................ 66
SECTION 7.02.  Rights of Trustee............................................ 68
SECTION 7.03.  Individual Rights of Trustee................................. 69

SECTION 7.04.  Trustee's Disclaimer......................................... 69
SECTION 7.05.  Notice of Defaults........................................... 69
SECTION 7.06.  Reports by Trustee to Holders................................ 70
SECTION 7.07.  Compensation and Indemnity................................... 70
SECTION 7.08.  Replacement of Trustee....................................... 71
SECTION 7.09.  Successor Trustee by Merger.................................. 72
SECTION 7.10.  Eligibility; Disqualification................................ 73
SECTION 7.11.  Preferential Collection of Claims Against Holdings........... 73
SECTION 7.12.  Conflicting Interests........................................ 73

                                    ARTICLE 8

                      Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Discount Notes; Defeasance......... 74
SECTION 8.02.  Conditions to Defeasance..................................... 75
SECTION 8.03.  Application of Trust Money................................... 76
SECTION 8.04.  Repayment to Holdings........................................ 76
SECTION 8.05.  Indemnity for Government Obligations......................... 77
SECTION 8.06.  Reinstatement................................................ 77

                                    ARTICLE 9

                                   Amendments

SECTION 9.01.  Without Consent of Holders................................... 77
SECTION 9.02.  With Consent of Holders...................................... 78
SECTION 9.03.  Compliance with Trust Indenture Act.......................... 80
SECTION 9.04.  Revocation and Effect of Consents and Waivers................ 80
SECTION 9.05.  Notation on or Exchange of Discount Notes.................... 81
SECTION 9.06.  Trustee To Sign Amendments................................... 81

                                   ARTICLE 10

                                  Miscellaneous

SECTION 10.01. Trust Indenture Act Controls................................. 81
SECTION 10.02. Notices...................................................... 82
SECTION 10.03. Communication by Holders with Other Holders.................. 83
SECTION 10.04. Certificate and Opinion as to Conditions Precedent........... 83
SECTION 10.05. Statements Required in Certificate or Opinion................ 83
SECTION 10.06. When Discount Notes Disregarded.............................. 84

SECTION 10.07. Rules by Trustee, Paying Agent and Registrar................. 84
SECTION 10.08. Legal Holidays............................................... 84
SECTION 10.09. Governing Law................................................ 84
SECTION 10.10. No Recourse Against Others................................... 84
SECTION 10.11. Successors................................................... 85
SECTION 10.12. Counterparts................................................. 85
SECTION 10.13. Separability................................................. 85
SECTION 10.14. Benefits of Indenture........................................ 85
SECTION 10.15. Table of Contents; Headings.................................. 85

Appendix A     Provisions Relating to Initial Discount Notes and Exchange Notes

Exhibit 1 to
  Appendix A   Form of Initial Discount Note

Exhibit A      Form of Exchange Note
Exhibit B      Form of Supplemental Indenture

                              CROSS-REFERENCE TABLE


TIA                                                                    Indenture
Section                                                                  Section
-------                                                                  -------
310(a)(1).................................................................. 7.10
(a)(2)..................................................................... 7.10
(a)(3)..................................................................... N.A.
(a)(4)..................................................................... N.A.
(b).................................................................. 7.08; 7.10
(c)........................................................................ N.A.
311(a)..................................................................... 7.11
(b) ....................................................................... 7.11
(c)........................................................................ N.A.
312(a)..................................................................... 2.05
(b)....................................................................... 10.03
(c)....................................................................... 10.03
313(a)..................................................................... 7.06
(b)(1)..................................................................... N.A.
(b)(2)..................................................................... 7.06
(c)................................................................. 7.06, 10.02
(d)........................................................................ 7.06
314(a)........................................................ 4.02; 4.11; 10.02
(b)........................................................................ N.A.
(c)(1).................................................................... 10.04
(c)(2).................................................................... 10.04
(c)(3)..................................................................... N.A.
(d)........................................................................ N.A.
(e)....................................................................... 10.05
(f)........................................................................ 4.11
315(a)..................................................................... 7.01
(b)................................................................. 7.05; 10.02
(c)........................................................................ 7.01
(d)........................................................................ 7.01
(e)........................................................................ 6.11
316(a)(last sentence)..................................................... 10.06
(a)(1)(A).................................................................. 6.05
(a)(1)(B).................................................................. 6.04
(a)(2)..................................................................... N.A.
(b)........................................................................ 6.07
(c)........................................................................ N.A.
317(a)(1).................................................................. 6.08
(a)(2)..................................................................... 6.09
(b)........................................................................ 2.04
318(a).................................................................... 10.01

N.A. Means Not Applicable.

--------------------
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

           INDENTURE, dated as of April 24, 1998 (this "Indenture"), between
                                                        ---------
IRON AGE HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), and THE
                                                        --------
CHASE MANHATTAN BANK, as Trustee.

           Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Holdings' 12 1/8%
Senior Discount Notes due 2009 (the "Initial Discount Notes"), to be issued,
                                     ----------------------
from time to time, in one or more series as provided in this Indenture and, if and when issued in an exchange for the Initial Discount Notes as provided in the Registration Agreement (as defined below), Holdings' 12 1/8% Senior Discount Notes due 2009 (the "Exchange Notes" and, together with the Initial Discount
                     --------------
Notes, the "Discount Notes"):
            --------------

                                   ARTICLE 1

           Definitions and Incorporation by Reference

           SECTION 1.01.     Definitions.
                             -----------
           "Accreted Value" means, with respect to any Discount Note, as of a
            --------------
date of determination: (i) prior to May 1, 2003, the sum of (a) the initial offering price of such Discount Note and (b) the portion of the excess of the principal amount of such Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate per annum equal to 12 1/8% of the initial offering price of such Discount Note, computed on the basis of a 360-day year of twelve 30-day months from the Issue Date through the date of determination, compounded semi-annually on each May 1 and November 1 commencing November 1, 1998; (ii) on or after May 1, 2003, 100% of the principal amount thereof.

           "Additional Assets" means (i) any property or assets (other
            -----------------         -
than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital
                                                             --
Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at
    ---
such time is a Restricted Subsidiary; provided, however, that any such
                                      --------  -------
Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

           "Affiliate" of any specified Person means any other Person,
            ---------
directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to
             -------
direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the
               -----------       ----------
foregoing. For purposes of Sections 4.06 and 4.07 and the definition of the term "Restricted Payment" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdings or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

           "Application of Proceeds" means the application by Holdings
            -----------------------
and Iron Age of excess cash and the net proceeds (after deduction of related fees and expenses) of the Transactions and the Iron Age Transactions (i) to
                                                                      -
repay Iron Age's indebtedness under the existing syndicated senior bank loan facility; (ii) to repay Iron Age's Existing Subordinated Notes; (iii) to pay a
           --                                                    ---
dividend to Holdings' stockholders and to make compensation payments to certain members of management of Iron Age and (iv) to redeem the Holdings Series A
                                       --
Preferred Stock.

           "Asset Disposition" means any sale, lease, transfer or other
            -----------------
disposition (or series of related sales, leases, transfers or dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a
                         -----------        -
Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division,
                        --
business segment or comparable line of business of Holdings or any Restricted Subsidiary or (iii) any other assets of Holdings or any Restricted Subsidiary
               ---
outside of the ordinary course of business of Holdings or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A)
                                                                   -
transactions permitted under Article 5, (B) a disposition by a Restricted
                                         -
Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary and (C)
                      -
for purposes of Section 4.06 only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.04.

           "Attributable Debt" with respect to a Sale/Leaseback Transaction
            -----------------
means, as at the time of determination, the present value (discounted at the interest rate borne by the Discount Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

           "Average Life" means, as of the date of determination, with
            ------------
respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of
          -
determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all
                                                             --
such payments.

           "Bank Indebtedness" means any and all amounts (whether outstanding on
            -----------------
the Issue Date or thereafter incurred) payable under or in respect of the New Credit Facility and the other Loan Documents, including Bank Hedge Agreements (as such terms are defined in the New Credit Facility), including, without limitation, principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings or Iron Age whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obliga-tions, Guarantees and all other amounts payable thereunder or in respect thereof.

           "Bankruptcy Law" means Title 11, United States Code, or any similar
            --------------
federal or state law for the relief of debtors.

           "Board of Directors" means the Board of Directors of Holdings or any
            ------------------
committee thereof duly authorized to act on behalf of such Board.

           "Business Day" means each day which is not a Legal Holiday.
            ------------

           "Capital Lease Obligations" means an obligation that is required to
            -------------------------
be classified, and accounted for as a
capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Capital Stock" of any Person means any and all shares, interests,
            -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

           "Change of Control" means the occurrence of any of the following
            -----------------
events:

           (i)(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) and (b) the Permitted Holders beneficially own (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
(i), such other person shall be deemed to beneficially own any Voting Stock of Holdings held by any other entity, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of Holdings and the Permitted Holders beneficially own (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of Holdings and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Holdings);

           (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

           (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder.

           "Code" means the Internal Revenue Code of 1986, as amended.
            ----

           "Consolidated Coverage Ratio" as of any date of determination
            ---------------------------
means the ratio of (i) the aggregate amount of EBITDA for the period of the most
                    -
recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Holdings shall be provided to the Noteholders pursuant to this Indenture) prior to the date of such determination to (ii) Consolidated
                                                               --
Interest Expense for such four fiscal quarters (in each case determined, for any fiscal quarter preceding the Issue Date, adjusted on a pro forma basis to give effect to the Transactions, the Iron Age Transactions and the Application of Proceeds as if they had occurred at the beginning of such period and adjusted for any pro forma expense and cost reductions and related adjustments that are directly attributable to the Transactions, the Iron Age Transactions and the Application of Proceeds, as estimated in good faith by the Board of Directors); provided, however, that:
--------  -------

           (1) if Holdings or any Restricted Subsidiary (x) has Incurred any
                                                         -
      Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily
                                                      -
      balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such
                                                                 -
      facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid,
                                                                 -
      repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and corresponding commitments have been permanently reduced), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to the discharge of such Indebtedness as if such discharge had occurred on the first day of such period,

           (2) if since the beginning of such period Holdings or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Holdings and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

           (3) if since the beginning of such period Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period,

           (4) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or
      (3) above if made by Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period,

           (5) if since the beginning of such period any Unrestricted Subsidiary shall have been designated a Restricted Subsidiary, EBITDA and Consolidated Interest Expense for such period shall be calculated to include all net income (or loss) and all interest expense of such Subsidiary during the portion of such period that such Subsidiary was an Unrestricted Subsidiary, but only to the extent that such net income (or loss) or interest expense has not been included in EBITDA or Consolidated Interest Expense pursuant to clauses (1) through (4) above, and

           (6) if since the beginning of such period any Restricted
      Subsidiary shall have been designated an Unrestricted Subsidiary, EBITDA and Consolidated Interest Expense for such period shall be calculated to exclude all net income (or loss) and all interest expense of such Subsidiary during the portion of such period that such Subsidiary was a Restricted Subsidiary.

           For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings in accordance with Article 11 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

           "Consolidated Interest Expense" means, for any period, the total
            -----------------------------
interest expense of Holdings and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, plus (a) to the extent not included in
                                                -
such total interest expense, and to the extent incurred by Holdings or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease
                          -
Obligations, (ii) amortization of debt discount, (iii) capitalized interest,
              --                                  ---
(iv) non-cash interest expenses, (v) commissions, discounts and other fees and
 --                               -
charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including
            --
amortization of fees), (vii) dividends in respect of all Preferred Stock of
                        ---
Holdings and its Restricted Subsidiaries and in respect of all Disqualified Stock of Holdings in each case held by Persons other than Holdings or a Wholly Owned Subsidiary, (viii) interest actually paid on any Indebtedness of any other
                   ----
Person that is Guaranteed by Holdings or any Restricted Subsidiary and (ix) the
                                                                        --
cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or any Wholly Owned Subsidiary) in connection with Indebtedness

Incurred by such plan or trust, minus (b) to the extent included in such total
                                       -
interest expense, amortization of deferred financing costs, fees and expenses. For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received by Holdings and its Subsidiaries with respect to Interest Rate Agreements and Currency Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of Holdings that was not a Wholly Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

           "Consolidated Net Income" means, for any period, the net income of
            -----------------------
Holdings and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided, however, that there shall not be included in
                      --------  -------
such Consolidated Net Income: (i) any net income (or loss) of any Person if such
                               -
Person is not a Restricted Subsidiary, except that (A) subject to the exclusion
                                                    -
contained in clause (iv) below, Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(B) Holdings' equity in a net loss of any such Person (other than an
 -
Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent of the aggregate investment of Holdings or any of its Restricted Subsidiaries in such Person, (ii) any net income (or loss)
                                                    --
of any Person acquired by Holdings or a Subsidiary in a pooling of interests transaction accrued for any period prior to the date of such acquisition, (iii)
                                                                           ---
any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings, except that (A) subject to the exclusion contained in
                                      -
clause (iv) below, Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that would have been permitted to be paid as a dividend or other distribution to Holdings or another Restricted Subsidiary by such Restricted Subsidiary consistent with such restriction during such period (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Holdings' equity in a net loss of
                                          -
any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (or loss) realized upon the sale or
                               --
other disposition of any assets of Holdings or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person,
(v) extraordinary gains or losses, (vi) any non-cash compensation charge for
 -                                  --
employee stock options or other stock awards, (vii) payments on the Issue Date
                                               ---
of up to $2.3 million to certain management stockholders of Holdings in connection with the Transactions and the Iron Age Transactions and (viii) the
                                                                    ----
cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holdings or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

           "Consolidated Net Worth" means the total of the amounts shown
            ----------------------
on the balance sheet of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Holdings ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par
                                                                     -
or stated value of all outstanding Capital Stock of Holdings plus (ii) paid-in
                                                                   --
capital or capital surplus relating to such Capital Stock plus (iii) any
                                                                ---
retained earnings or earned surplus less (A) any accumulated deficit and (B) any
                                          -                               -
amounts attributable to Disqualified Stock.

           "Corporate Trust Office" means the principal office of the
            ----------------------
Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697.
Attention: Global Trust Services, or at any other time at such other address as the Trustee may designate from time to time by written notice to Holdings.

                  "Currency Agreement" means, with respect to any Person, any
                   ------------------
foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                  "Custodian" means any receiver, trustee, assignee, liquidator,
                   ---------
custodian or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage
                   -------
of time or both would be, an Event of Default.

                  "Designated Noncash Consideration" means the fair market value
                   --------------------------------
of noncash consideration received by Holdings or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of Holdings or such Restricted Subsidiary, less the amount of cash or cash equivalents received in connection with a sale of such Designated Noncash Consideration. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $5 million.

                  "Disqualified Stock" means, with respect to any Person, any
                   ------------------
Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a
                        -
sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at
                                       --
the option of the holder thereof, for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in
 ---
each case on or prior to the first anniversary of the Stated Maturity of the Discount Notes; provided, however, that only the portion of Capital Stock which
                --------  -------
so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the first anniversary of the Stated Maturity of the Discount Notes shall be deemed to be Disqualified Stock.

                  "EBITDA" for any period means the sum of Consolidated Net
                   ------
Income plus, without duplication, the following to
the extent deducted in calculating such Consolidated Net Income: (a)
                                                                  -
Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense,
                                -                       -
(d) amortization expense, (e) payments made pursuant to Section 4.07(b)(viii)
 -                         -
and (f) all other non-cash items reducing Consolidated Net Income (other than
     -
non-cash items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less, to the extent added in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income (excluding such non-cash items to the extent they represent an accrual for cash receipts to be received prior to the Stated Maturity of the Discount Notes), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of any Person shall be added to Consolidated Net Income to compute EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income of such Person.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
amended.

                  "Existing Subordinated Notes" means the 12.5% Senior
                   ---------------------------
Subordinated Notes due 2006 previously issued by Iron Age.

                  "Financing Disposition" means any sale of any accounts
                   ---------------------
receivable, or interest therein, by Holdings or any Subsidiary to any Receivables Subsidiary, or by the Receivables Subsidiary, pursuant to a Permitted Receivables Financing.

                  "GAAP" means generally accepted accounting principles in the
                   ----
United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board
          -
of the American Institute of Certified Public Accountants, (ii) statements and
                                                            --
pronouncements of the Financial Accounting Standards Board and (iii) such other
                                                                ---
statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of
                   ---------
any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or
                                                             -
pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any
                             --
other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee"
                                                                    ---------
used as a verb has a corresponding meaning. The term "Guarantor" shall mean any
                                                      ---------
Person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of
                   -------------------
such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a
                   ------      ----------
Discount Note is registered on the registrar's books.

                  "Holdings Series A Preferred Stock" means Holdings' Series A
                   ---------------------------------
Preferred Stock, par value $.01 per share which is to be redeemed on the Issue Date.

                  "Incur" means issue, assume, Guarantee, incur or otherwise
                   -----
become liable for; provided, however, that any Indebtedness or Capital Stock of
                   --------  -------
a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further,
                                                        -------- -------
however, that in the case of a discount security, neither the accrual of
-------
interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when
                                                              ----------
used as a noun shall have a correlative meaning.

                  "Indebtedness" means, with respect to any Person on any date
                   ------------
of determination (without duplication), (i) the principal of and premium, if
                                         -
any, in respect of (A) indebtedness of such Person for money borrowed and (B)
                    -                                                      -
indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital
                                                                --
Lease

Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person, (iii) all obligations
                                                          ---
of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables and warranty and service obligations arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided, however, that, in the
                                             --------  -------
case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person), (iv) all obligations of such Person for the reimbursement of any
               --
obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect
                    -
to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends), (vi) all obligations of the
                                                  --
type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vii) all obligations of the
                                                 ---
type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets at the date of determination or the amount of the obligation so secured and (viii) to the
                                                              ----
extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date.

                  "Initial Purchasers" means Salomon Brothers Inc, SBC Warburg
                   ------------------
Dillon Read Inc. and Banque Nationale de Paris.

                  "Interest Rate Agreement" means with respect to any Person any
                   -----------------------
interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect
                   ----------
advance, loan (other than advances to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extensions of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (i) "Investment" shall include the portion (proportionate to
               -
Holdings' equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
                            --------  -------
Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount equal to (x) Holdings' "Investment" in such Subsidiary at the time of such
    -
redesignation less (y) the portion (proportionate to Holdings' equity interest
                    -
in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, but in no event shall such Investment be reduced below zero; and (ii) any property transferred to or from
                                       --
an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. If Holdings or any Restricted Subsidiary sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary (other than to Holdings or a Restricted Subsidiary), Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

                  "Iron Age" means Iron Age Corporation, a Delaware corporation.
                   --------

                  "Iron Age Transactions" means the offering by Iron Age of the
                   ---------------------
Senior Subordinated Notes, the entering into by Iron Age of the New Credit Facility, and the use by Iron Age of excess cash and the net proceeds of such transactions (i) to repay Iron Age's indebtedness under a syndicated senior bank
              -
loan facility, (ii) to repay Iron Age's Existing Subordinated Notes, (iii) to
                --                                                    ---
pay a dividend to Holdings that will be used, together with certain net proceeds of the Transactions, to redeem the Holdings Series A Preferred Stock and (iv) to
                                                                          --
pay certain fees and expenses in connection with such transactions.

                  "Issue Date" means the date on which the Discount Notes are
                   ----------
originally issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which
                   -------------
banking institutions are not required to be open in the State of New York.

                  "Lien" means any mortgage, pledge, security interest,
                   ----
encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Agreement" means the Management Agreement
                   --------------------
originally dated as of February 26, 1997, as amended and in effect on the Issue Date, among Holdings, Iron Age and Fenway Partners, Inc.

                  "Management Investors" means each of the officers, employees
                   --------------------
and directors of Iron Age or Holdings who own Voting Stock (or options to acquire Voting Stock) of Holdings on the Issue Date, in each case so long as such person shall remain an officer, employee or director of Holdings or Iron Age.

                  "Net Available Cash" from an Asset Disposition means cash
                   ------------------
payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form), in each case net of (i) all legal, accounting,
                                                 -
investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is
                            --
secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions
                                                         ---
and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv)
                                                                          --
the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Holdings or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds" means, with respect to any issuance or
                   -----------------
sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New Acquisition Credit Facility" means the term credit
                   -------------------------------
facility made available pursuant to the Credit Agreement, dated as of the Issue Date, among Iron Age, as borrower, Holdings and certain Subsidiaries, as guarantors, and Banque Nationale de Paris, as agent for the lenders from time to time, together with all Loan Documents (as defined therein) and all other documents, instruments and agreements executed in connection therewith, including, without limitation, any guarantees, security documents and hedge agreements, in each case, as the same may be amended, supplemented, restated, waived, modified, Refinanced or replaced from time to time (including any successive amendments, supplements, restatements, waivers, modifications, Refinancings or replacements that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, and whether with the original agent and lenders or another agent or agents or other lenders), except to the extent that any such amendment, supplement, restatement, waiver, modification, Refinancing or replacement by Holdings or any Subsidiary would violate Section 4.03.

                  "New Credit Facility" means the New Acquisition
                   -------------------
Credit Facility and the New Revolving Credit Facility.

                  "New Revolving Credit Facility" means the revolving credit
                   -----------------------------
facility made available pursuant to the Credit Agreement, dated as of the Issue Date, among Iron Age, as borrower, Holdings and certain Subsidiaries, as guarantors, and Banque Nationale de Paris, as agent for the lenders from time to time, together with all Loan Documents (as defined therein) and all other documents, instruments and agreements executed in connection therewith, including, without limitation, any guarantees, security documents and hedge agreements, in each case, as the same may be amended, supplemented, restated, waived, modified, Refinanced or replaced from time to time (including any successive amendments, supplements, restatements, waivers, modifications, Refinancings or replacements that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, and whether with the original agent and lenders or another agent or agents or other lenders), except to the extent that any such amendment, supplement, restate-ment, waiver, modification, Refinancing or replacement by Holdings or any Subsidiary would violate Section 4.03.

                  "Note Obligations" means any principal of, premium and
                   ----------------
liquidated damages, if any, and interest on, and any other amounts owing under or with respect to the Discount Notes payable pursuant to the terms of the Discount Notes or this Indenture or upon acceleration of the Discount Notes, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Discount Notes or amounts corresponding to such principal of, premium and liquidated damages, if any, interest on, or other amounts owing with respect to, the Discount Notes.

                  "Officer" means the Chairman of the Board, the Chief Executive
                   -------
Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of Holdings.

                  "Officers' Certificate" means a certificate signed by two
                   ---------------------
Officers.

                  "Opinion of Counsel" means a written opinion from legal
                   ------------------
counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings or the Trustee.

                  "Permitted Holders" means Fenway Partners Capital Fund, L.P.,
                   -----------------
New York Life Insurance Company, American Home Assurance Company, the Management Investors and their respective Affiliates.

                  "Permitted Investment" means an Investment by Holdings or any
                   --------------------
Restricted Subsidiary in (i) Holdings, (ii) a Restricted Subsidiary or a Person
                          -             --
that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a
--------  -------
Related Business, (iii) another Person if as a result of such Investment such
                   ---
other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business,
(iv) Temporary Cash Investments, (v) receivables owing to Holdings or any
 --                                -
Restricted Subsidiary if created or acquired in the ordinary course of business,
(vi) payroll, travel and similar advances to cover matters that are expected at
 --
the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vii) loans or
                                                                ---
advances to officers and employees made in the ordinary course of business of Holdings or such Restricted Subsidiary and not exceeding $2 million in the aggregate outstanding at any time, (viii) stock, obligations or securities
                                    ----
received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary or in satisfaction of judgments,
(ix) any Person to the extent such Investment represents the non-cash portion of
 --
the consideration received for an Asset Disposition as permitted pursuant to
Section 4.06, (x) Interest Rate Agreements and Currency Agreements entered into
               -
in the ordinary course of business and otherwise in compliance with this Indenture, (xi) Investments in securities of trade creditors or customers
            --
received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (xii) Investments
                                                                ---
in Unrestricted Subsidiaries and additional Investments having an aggregate fair market value, taken together with all other investments made pursuant to this clause (xii) that are at that time outstanding, not to exceed $5 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value),

(xiii) any Investment by Holdings or any Wholly Owned Subsidiary in a
 ----
Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Permitted Receivables Financing; provided,
                                                                   --------
however, that any Investment in a Receivables Subsidiary is in the form of a
-------
purchase money note or an equity interest and (xiv) Investments the payment for
                                               ---
which consists exclusively of Capital Stock (other than Disqualified Stock) of Holdings.

                  "Permitted Liens" means (i) Liens existing as of the Issue
                   ---------------
Date to the extent and in the manner such Liens are in effect on the Issue Date,
(ii) Liens securing the Discount Notes, (iii) Liens securing Holding's obligations under the New Credit Facility, (iv) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which Holdings shall have set aside on its books such reserves as may be required pursuant to GAAP, (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (vi) Liens securing Hedging Obligations which are Indebtedness otherwise permitted under the Indenture and (vii) restrictions on transfer of securities under federal and state securities laws.

                  "Permitted Receivables Financing" means any financing pursuant
                   -------------------------------
to which Holdings or any Restricted Sub sidiary may sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of a transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of Holdings or any Restricted Subsidiary; provided, however, that (i) the covenants, events of default and
            --------  -------        -
other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors) at the time such financing is entered into and (ii) such
                                                                    --
financing shall be non-recourse to Holdings and its Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such transactions.

                  "Person" means any individual, corporation, partnership, joint
                   ------
venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means, as applied to the Capital Stock of
                   ---------------
any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Public Equity Offering" means a public offering of common
                   ----------------------
stock of Holdings pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after (i) a Public Equity
                   -------------                        -
Offering has been consummated and (ii) at least 10% of the total issued and
                                   --
outstanding common stock of Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness (i)
                   ---------------------------                      -
consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed and (ii)
                                                                        --
incurred to finance the acquisition by Holdings or a Restricted Subsidiary of such asset (including Additional Assets), including additions and improvements; provided, however, that any Lien arising in connection with any such
--------  -------
Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however,
                                                   -------- -------  -------
that such Indebtedness is Incurred within 90 days after such acquisition of such asset by Holdings or Restricted Subsidiary.

                  "Receivables Subsidiary" means a bankruptcy-remote,
                   ----------------------
special-purpose Wholly Owned Subsidiary formed in connection with a Permitted Receivables Financing.

                  "Refinance" means, with respect to any Indebtedness, to
                   ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease, retire, supplement, substitute, defer, reissue or restate (including pursuant to any defeasance or discharge mechanism), or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative
                         ----------       -----------
meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances
                   ------------------------
any Indebtedness of Holdings or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture; provided, however, that (i)
                                                    --------  -------        -
such Refinancing Indebtedness has a Weighted Average Life to Maturity of not less than the Indebtedness being Refinanced and (ii) such Refinancing
                                                 --
Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not
            -------- -------  -------
include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of
         -
Holdings or (y) Indebtedness of Holdings or a Restricted Subsidiary that
             -
Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Agreement" means the Registration Agreement,
                   ----------------------
dated as of April 24, 1998, among Holdings, Salomon Brothers Inc, SBC Warburg Dillon Read Inc. and Banque Nationale de Paris, as amended or supplemented from time to time.

                  "Related Business" means the business of Holdings and its
                   ----------------
Restricted Subsidiaries on the Issue Date or any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of Holdings and the Restricted Subsidiaries on the Issue Date.

                  "Representative" means, until the date on which the Bank
                   --------------
Indebtedness has been repaid in full in cash and all commitments and other obligations thereunder have been terminated, the Agent (or if there is no Agent, the trustee, agent or representative) under the New Credit Facility and, thereafter, the trustee, agent or representative for each issue of Senior Indebtedness.

                  "Restricted Payment" means, with respect to any Person, (i)
                   ------------------                                      -
the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to Holdings or a Restricted Subsidiary (and, in the case of dividends or distributions by a Restricted Subsidiary which is not a Wholly Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis or on a basis that results in the receipt by Holdings or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or
                       --
retirement for value of any Capital Stock of Holdings held by any Person (other than a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Holdings (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (in each case other than in exchange for Capital Stock that is not Disqualified Stock), (iii)
                                                                           ---
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; and other than the purchase, repurchase, defeasance or other acquisition of Subordinated Obligations made solely with Disqualified Stock of Holdings) or (iv) the making of any Investment (other than a Permitted
                       --
Investment) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of Holdings that
                   ---------------------
is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to
                   --------------------------
property now owned or hereafter acquired whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.
                   ---

                  "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

                  "Senior Subordinated Indenture" means the Indenture dated as
                   -----------------------------
of April 24, 1998 between Iron Age and

The Chase Manhattan Bank, as trustee, pursuant to which the Senior Subordinated Notes are to be issued by Iron Age.

                  "Senior Subordinated Notes" means the 9 7/8% Senior
                   -------------------------
Subordinated Notes due 2008 issued by Iron Age pursuant to the Senior Subordinated Indenture in the aggregate principal amount of $100 million.

                  "Senior Indebtedness" of Holdings means the following
                   -------------------
obligations, whether outstanding on the date of the Indenture or thereafter Incurred, without duplication, all obligations consisting of Bank Indebtedness and all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings regardless of whether post-filing interest is allowed in such proceeding) on, and fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts owing in respect of, all other Indebtedness of Holdings, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are subordinated or junior in right of payment to the Discount Notes; provided,
                                                                      --------
however, that Senior Indebtedness shall not include (1) any obligation of
-------
Holdings to any Subsidiary, except to the extent pledged under the New Credit Facility, (2) any liability for federal, state, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of Holdings (and any accrued and unpaid interest in respect thereof) which is expressly subordinate or junior in right of payment to any other Indebtedness or other obligation of Holdings, including any Subordinated Obligations, (5) any Indebtedness represented by Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

                  "Stated Maturity" means, with respect to any security, the
                   ---------------
date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligation" means any Disqualified Stock and any
                   -----------------------
other Indebtedness of Holdings (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Discount Notes pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any
                   ----------
corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such
                                                                        -
Person, (ii) such Person and one or more Subsidiaries of such Person or (iii)
         --                                                              ---
one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of Holdings.

                  "Subsidiary Guarantor" means each Subsidiary that has issued a
                   --------------------
Subsidiary Guaranty pursuant to the Senior Subordinated Indenture.

                  "Subsidiary Guaranty" means the Guarantee of Iron Age's
                   -------------------
obligations with respect to the Senior Subordinated Notes by a Subsidiary Guarantor pursuant to the terms of the Senior Subordinated Indenture.

                  "Taxes" means all taxes, fees, levies, duties, tariffs,
                   -----
imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including without limitation income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or
          -- -------
personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes or other tax of any kind whatsoever, in all cases including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

                  "Temporary Cash Investments" means any of the following: (i)
                   --------------------------                               -
any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of
                 --
deposit and money market deposits maturing
within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days
              ---
for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv)
                                                                             --
investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) investments in securities with maturities of six
                       -
months or less from the date of acquisition issued or fully guaranteed by any State, Commonwealth or Territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and
(vi) investments in mutual funds whose investment guidelines restrict such
 --
funds' investments to those satisfying the provisions of clauses (i) through (v) above including, without limitation, the VISTA Money Market Funds or any other fund for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture, and (c) services performed for such funds and pursuant to this Indenture may converge at any time (it being understood that Holdings specifically authorizes the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Indenture).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
                   ---
Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Transactions" means the offering by Holdings of the Discount
                   ------------
Notes and the entering into of the New Credit Facility by Holdings and Iron Age.

                  "Trustee" means the party named as such in this Indenture
                   -------
until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee,
                   -------------
any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, Senior Trust Officer, Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

                  "Uniform Commercial Code" means the New York Uniform
                   -----------------------
Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings
                   -----------------------         -
that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary
                                                            --
of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
                                                  --------  -------
(A) the Subsidiary to be so designated has total assets of $10,000 or less or
 -
(B) if such Subsidiary has assets greater than $10,000, such designation would
 -
be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
immediately after giving effect to such designation (x) Holdings could Incur
                                                     -
$1.00 of additional Indebtedness under

Section 4.03(a) and (y) no Default or Event of Default shall have occurred and
                     -
be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or
                   ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock
                   ------------
or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Weighted Average Life to Maturity" means, when applied to any
                   ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the then
                                                                    -
outstanding aggregate principal amount of such Indebtedness into (ii) the sum of
                                                                  --
the total of the products obtained by multiplying (a) the amount of each then
                                                   -
remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b)
                                                                           -
the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all
                   -----------------------
the Capital Stock of which (other than directors' qualifying shares) is owned by Holdings and/or one or more Wholly Owned Subsidiaries.

                     SECTION 1.02.     Other Definitions.
                                       -----------------
                                                                      Defined in
Term                                                                    Section
----                                                                  ----------

"Affiliate Transaction".....................................................4.07
 ---------------------
"Bankruptcy Law"............................................................6.01
 --------------
"Blockage Notice"..........................................................10.03
 ---------------
"control" "controlling", "controlled".........................1.01 ("Affiliate")
 -------   -----------    ----------

"covenant defeasance option".............................................8.01(b)
 --------------------------
"Custodian".................................................................6.01
 ---------
"disposition"........................................1.01 ("Asset Dispositions")
 -----------
"Event of Default"..........................................................6.01
 ----------------
"Excess Proceeds"........................................................4.06(a)
 ---------------
"Excess Proceeds Offer"..................................................4.06(b)
 ---------------------
"Excess Proceeds Payment"................................................4.06(b)
 -----------------------
"Exchange Notes"..........................................introductory paragraph
 --------------
"Guaranteed Obligations"...................................................11.01
 ----------------------
"Guarantor"...................................................1.01 ("Guarantee")
 ---------
"Holdings"................................................introductory paragraph
 --------
"Incurrence"......................................................1.01 ("Incur")
 ----------
"Indenture"...............................................introductory paragraph
 ---------
"Initial Discount Notes"..................................introductory paragraph
 ----------------------
"legal defeasance option"................................................8.01(b)
 -----------------------
"Noteholder".....................................................1.01 ("Holder")
 ----------
"Discount Notes"..........................................introductory paragraph
 --------------
"Notice of Default".........................................................6.01
 -----------------
"Notice of Intent to Accelerate"...........................................10.04
 ------------------------------
"Notice of Intent to Demand Payment".......................................12.04
 ----------------------------------
"Offer Amount"...........................................................4.06(f)
 ------------
"Offer Period"...........................................................4.06(f)
 ------------
"parent entity".......................................1.01 ("Change of Control")
 -------------
"pari passu Notes".......................................................4.06(b)
 ----------------
"pay the Discount Notes"...................................................10.03
 ----------------------
"Paying Agent"..............................................................2.03
 ------------
"Payment Blockage Period"..................................................10.03
 -----------------------
"Prohibited Transaction".................................................5.02(a)
 ----------------------
"Purchase Date"..........................................................4.06(f)
 -------------
"Refinanced", Refinancing"....................................1.01 ("Refinance")
 ------------------------
"Registrar".................................................................2.03
 ---------
"Successor Company".........................................................5.01
 -----------------

                  SECTION 1.03. Incorporation by Reference of Trust Indenture
                                ---------------------------------------------
Act. Whenever this Indenture refers to a provision of the TIA, the provision is
---
incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Discount Notes;

                  "indenture security holder" means a Holder of Discount Notes;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means Holdings and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context
                                ---------------------
otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular.



                                   ARTICLE 2

                              The Discount Notes

                  SECTION 2.01. Form and Dating. The Discount Notes will be
                                ---------------
issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. Provisions relating to the Initial Discount Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Discount Notes and the Trustee's certificate of authentication shall be sub-stantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Discount Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which Holdings is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Holdings). Each Discount Note shall be dated the date of its authentication. The terms of the Discount Notes set forth in (i) Exhibit 1 to Appendix A and
                                              -
(ii) Exhibit A are part of the terms of this Indenture.
 --

                  SECTION 2.02. Execution and Authentication. Two Officers shall
                                ----------------------------
sign the Discount Notes for Holdings by manual or facsimile signature.

                  If an Officer whose signature is on a Discount Note no longer holds that office at the time the Trustee authenticates the Discount Note, the Discount Note shall be valid nevertheless.

                  A Discount Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Discount Note. The signature shall be conclusive evidence that the Discount Note has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to Holdings to authenticate the Discount Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. Holdings shall
                                --------------------------
maintain an office or agency where Discount Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or
                                               ---------
agency where Discount Notes may be presented for payment (the "Paying Agent").
                                                               ------------
The Registrar shall keep a register of the Discount Notes and of their transfer and exchange. Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Holdings may change any Paying Agent or Registrar without notice to any Holder.

                  Holdings shall notify the Trustee promptly in writing of the name and address of any Paying Agent or Registrar not party to this Indenture. If Holdings fails to appoint or maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. Holdings or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

                  Holdings initially appoints the Trustee as Registrar and Paying Agent in connection with the Discount Notes.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior
                                -----------------------------------
to each due date of the principal, interest and liquidated damages on any Discount Note, Holdings shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and liquidated damages when so becoming due. Holdings shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, interest and liquidated damages on the Discount Notes and shall notify the Trustee in writing of any default by Holdings in making any such payment. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders. Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Noteholder Lists. The Trustee shall preserve in
                                ----------------
as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, Holdings shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably request of the names and addresses of Noteholders.

                  SECTION 2.06. Replacement Discount Notes. If any mutilated
                                --------------------------
Discount Note is surrendered by a Holder to the Registrar or if the Holder of a Discount Note claims that the Discount Note has been lost, destroyed or wrongfully taken, Holdings shall issue and the Trustee shall authenticate a replacement Discount Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the

Holder satisfies any other reasonable requirements of the Trustee. If required by Holdings or the Trustee, such Holder shall furnish an indemnity bond sufficient in the judgment of Holdings and the Trustee to protect Holdings, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Discount Note is replaced. Holdings and the Trustee may charge the Holder for their expenses in replacing a Discount Note. Every replacement Discount Note is an additional obligation of Holdings.

                  SECTION 2.07. Outstanding Discount Notes. The Discount Notes
                                --------------------------
outstanding at any time are all Discount Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding. A Discount Note does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Discount Note.

                  If a Discount Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and Holdings receive proof satisfactory to them that the replaced Discount Note is held by a bona fide purchaser, in which event the replacement Discount Note shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages payable on that date with respect to the Discount Notes (or portions thereof) to be redeemed or maturing, as the case may be, on that date and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Discount Notes (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.08. Temporary Discount Notes. Until definitive
                                ------------------------
Discount Notes are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Discount Notes upon a written order of Holdings signed by two Officers of Holdings. Temporary Discount Notes shall be substantially in the form of definitive Discount Notes but may have variations that Holdings considers appropriate for temporary Discount Notes. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Discount Notes and deliver them in exchange for temporary Discount Notes.

                  SECTION 2.09. Cancellation. Holdings at any time may deliver
                                ------------
Discount Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Discount Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to Holdings. Holdings may not issue new Discount Notes to replace Discount Notes it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.10. Defaulted Interest. If Holdings defaults in a
                                ------------------
payment of interest on the Discount Notes, Holdings shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. Holdings may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. Holdings shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.11. CUSIP Numbers. Holdings in issuing the Discount
                                -------------
Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Discount Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Discount Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE 3

                                  Redemption

                  SECTION 3.01. Notices to Trustee. If Holdings elects to redeem
                                ------------------
Discount Notes pursuant to paragraph 5 of the Discount Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Discount Notes to be redeemed and the paragraph of the Discount Notes pursuant to which the redemption will occur.

                  Holdings shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from Holdings to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Discount Notes to Be Redeemed. If
                                ------------------------------------------
fewer than all the Discount Notes are to be redeemed, the Trustee shall select the Discount Notes to be redeemed pro rata or by lot or by such other method that the Trustee in its sole discretion deems to be fair and appropriate and that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Discount Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Discount Notes that have denominations larger than $1,000. Discount Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption. The Trustee shall notify Holdings promptly of the Discount Notes or portions of Discount Notes to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not
                                --------------------
more than 60 days before a date for redemption of Discount Notes, Holdings shall mail a notice of redemption by first-class mail to each Holder of Discount Notes to be redeemed. The notice shall identify the Discount Notes to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Discount Notes are to be redeemed, the identification and principal amounts of the particular Discount Notes to be redeemed;

                  (6) that, unless Holdings defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Discount Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Discount Notes.

At Holdings' written request, the Trustee shall give the notice of redemption in Holdings' name and at Holdings' expense. In such event, Holdings shall provide the Trustee with the information required by this Section at least 30 days before the redemption date.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of
                                ------------------------------
redemption is mailed, Discount Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Discount Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to the
                                ---------------------------
redemption date, Holdings shall deposit with the Paying Agent (or, if Holdings or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued and unpaid interest and liquidated damages, if any, on, all Discount Notes to be redeemed on that date other than Discount Notes or portions of Discount Notes called for redemption which have been delivered by Holdings to the Trustee for cancellation. The Paying Agent shall promptly return to Holdings after the redemption date any money deposited with the Paying Agent by Holdings in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and liquidated damages, if any, on, all Discount Notes to be redeemed on the redemption date. If Holdings complies with the foregoing provisions of this Article 3, then on and after the redemption date, interest shall cease to accrue on the Discount Notes (or the portions thereof) called for redemption. If a Discount Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Discount Note was registered at the close of business on such record date.

                  SECTION 3.06. Discount Notes Redeemed in Part. Upon surrender
                                -------------------------------
and cancellation of a Discount Note that is redeemed in part, Holdings shall execute and the Trustee shall authenticate for the Holder (at Holdings' expense) a new Discount Note equal in principal amount to the unredeemed portion of the Discount Note surrendered.


                                   ARTICLE 4

                                   Covenants

                  SECTION 4.01. Payment of Discount Notes. Holdings shall
                                -------------------------
promptly pay the principal of, interest and liquidated damages, if any, on the Discount Notes on the dates and in the manner provided in the Discount Notes and in this Indenture. Principal, interest and liquidated damages shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and liquidated damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. Holdings shall pay interest on overdue principal at the rate specified therefor in the Discount Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Until such time as Holdings shall
                                -----------
become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (a) Holdings shall provide the Trustee, the Initial Purchasers, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States of America corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections and (b) not later than 45 days after the end of each fiscal quarter of Holdings, Holdings shall issue a press release setting forth a summary of the results of operations of Holdings for such fiscal quarter and shall publish such press release on one of the following national business and financial wire services: Dow Jones News Service, Reuters Financial Service, Bloomberg News, PR Newswire or Business Wire. Thereafter, notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, Holdings shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a United States of America corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that Holdings shall not be
                                 --------  -------
required to file any report, document or other information with the SEC if the SEC does not permit such filing.

                  SECTION 4.03. Limitation on Indebtedness. (a) Holdings shall
                                --------------------------
not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds
1.75 to 1.00.

                  (b) Notwithstanding the foregoing paragraph (a), Holdings and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to the New Acquisition Credit Facility; provided, however, that, after giving effect to any
                          --------  -------
         such Incurrence, the aggregate principal amount of such Indebtedness then outstanding thereunder does not exceed the difference between (i)
                                                                             -
         $35 million and (ii) the aggregate amount of all scheduled or otherwise
                          --
         mandatory permanent repayments (but not optional repayments) of principal actually made thereunder since the Issue Date;

                  (2) Indebtedness Incurred pursuant to the New Revolving Credit Facility; provided, however, that, after giving effect to any such
                   --------  -------
         Incurrence, the aggregate principal amount of such Indebtedness then outstanding thereunder does not exceed the greater of (i)
                                                                -
         the difference between (a) $30 million less any Indebtedness Incurred
                                 -
         under clause (15) and (b) the aggregate amount of all repayments
                                -
         (whether scheduled, otherwise mandatory or optional) of principal actually made thereunder since the Issue Date to the extent that the corresponding commitments have been permanently reduced and (ii) the
                                                                      --
         sum of (x) 50% of the value of the eligible inventory of Holdings and
                 -
         its Restricted Subsidiaries under the New Revolving Credit Facility and (y) 80% of the value of the eligible accounts receivable of
              -
         Holdings and its Restricted Subsidiaries under the New Revolving Credit Facility, in each case determined in accordance with GAAP;

                  (3) Indebtedness of (A) Holdings owing to and held by any
                                       -
         Restricted Subsidiary or (B) a Wholly Owned Subsidiary owing to and
                                   -
         held by Holdings or a Restricted Subsidiary; provided, however, that
                                                      --------  -------
         (x) in the case of clause (A), any such Indebtedness is subordinated to
          -
         the Discount Notes, (y) in the case of clause (B), any subsequent
                              -
         issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof and (z) in the case of clause (B), any subsequent
                             -
         transfer of such Indebtedness (other than to Holdings or a Wholly Owned Subsidiary) shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (4)      Indebtedness represented by the Discount Notes;

                  (5) Indebtedness represented by the Senior Subordinated Notes and the Subsidiary Guaranties;

                  (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3));

                  (7) Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (4), (5), (6) or (8) or this clause
         (7) or Incurred pursuant to paragraph (a);

                  (8) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings (other than Indebtedness

         Incurred to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by Holdings);

                  (9) Indebtedness of foreign Restricted Subsidiaries, and any Refinancing Indebtedness thereof; provided, however, that the aggregate
                                           --------  -------
         principal amount of such Indebtedness at any time outstanding does not exceed $10 million;

                  (10) Indebtedness in respect of performance bonds, completion guarantees, bankers' acceptances, letters of credit and surety or appeal bonds provided by Holdings or any Restricted Subsidiary in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

                  (11) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however,
                                                             --------  -------
         that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of Holdings outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (12) Purchase Money Indebtedness, and any Refinancing Indebtedness thereof, and Capital Lease Obligations Incurred to finance the acquisition by Holdings or a Restricted Subsidiary of any assets in the ordinary course of business; provided, however, that the aggregate
                                          --------  -------
         principal amount of such Indebtedness at any time outstanding shall not exceed $10 million;

                  (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft of similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided,
                                                                --------
         however, that such Indebtedness is extinguished within five Business
         -------
         Days of Incurrence;

                  (14) Indebtedness of Holdings or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn out or similar obligations, in any case Incurred in connection with the disposition of any assets of Holdings or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary in connection with such disposition;

                  (15) Indebtedness Incurred pursuant to any Permitted Receivables Financing;

                  (16) Guarantees by Holdings or any Wholly Owned Subsidiary of Indebtedness of Holdings or any Wholly Owned Subsidiary that was permitted to be Incurred under another provision of this Section 4.03;

                  (17) Indebtedness, and any Refinancing Indebtedness thereof, which is not Senior Indebtedness; provided, however, that the aggregate
                                           --------  -------
         principal amount of such Indebtedness at any time outstanding shall not exceed $5 million; and

                  (18) Indebtedness, and any Refinancing Indebted ness thereof, in an aggregate principal amount which, together with all other Indebtedness (other than Indebtedness permitted by clauses (1) through (17) or paragraph (a)) of Holdings and the Restricted Subsidiaries outstanding on the date of Incurrence of such Indebtedness, does not exceed $10 million.

                  (c) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more
       -
than one of the types of Indebtedness described in this Section 4.03, Holdings, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 4.03 and (ii) an item of Indebtedness may be divided and
                                  --
classified in more than one of the types of Indebtedness described in this
Section 4.03.

                  SECTION 4.04.     Limitation on Restricted Payments.
                                    ---------------------------------
(a) Holdings shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Holdings or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing or would result therefrom;

                  (2) Holdings is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Discount Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Holdings shall be provided to the Noteholders pursuant to this Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by
                  Holdings from the issuance or sale of its Capital Stock (other than Disqualified Stock) and other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Holdings and other than an issuance or sale to an employee stock ownership plan or to a trust established by Holdings or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to Holdings or any Subsidiary or for which

                  Holdings or any Subsidiary is liable, directly or indirectly (including being liable to make cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness), unless such Indebtedness has been repaid with cash on or prior to the date of determination);

                           (C) the amount by which Indebtedness of Holdings or
                  its Restricted Subsidiaries is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Subsidiary of Holdings) subsequent to the Issue Date of any Indebtedness of Holdings or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Holdings (less the amount of any cash, or the fair market value of any other property, distributed by Holdings or any Restricted Subsidiary upon such conversion or exchange);

                           (D) an amount equal to the sum of (i) the net
                                                              -
                  reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets by any Unrestricted Subsidiary to Holdings or any Restricted Subsidiary, or the receipt of proceeds by Holdings or any Restricted Subsidiary from the sale or other disposition of any portion of the Capital Stock of any Unrestricted Subsidiary, in each case occurring subsequent to the Issue Date, and (ii) the portion
                                                     --
                  (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Sub sidiary is designated a Restricted Subsidiary; provided,
                                                                 --------
                  however, that the foregoing sum shall not exceed, in the case
                  -------
                  of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                           (E) $5 million.

                           (b) The provisions of Section 4.04(a) shall not prohibit:

                           (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Holdings or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concur rent sale of, Capital Stock of Holdings (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by Holdings or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to Holdings or any Subsidiary or for which Holdings or any Subsidiary is liable, directly or indirectly (including being liable to make cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness), unless such Indebtedness has been repaid with cash on or prior to the date of determination); provided, however, that (A) such purchase
                                     --------  -------        -
                  or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds
                                                     -
                  from such sale shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                           (ii)  any purchase or redemption of (A) Subordinated
                                                                -
                  Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Holdings which is permitted to be Incurred pursuant to Sections 4.03(b) or (B) Subordinated Obligations of a
                                       -
                  Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or Holdings which is permitted to be Incurred pursuant to Section 4.03(b); provided, however,
                                                              --------  -------
                  that, such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                           (iii) any purchase or redemption of (A) Disqualified
                                                                -
                  Stock of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of Holdings or (B) Disqualified Stock of a Restricted Sub-sidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Sub sidiary or Holdings; provided, however, that
                                                      --------  -------
                  such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments;

                           (iv) payments on the Issue Date of $17.6 million to
                  redeem the outstanding Holdings Series A Preferred Stock; provided, however, that such payments will be excluded from
                  --------  -------
                  the calculation of the amount of Restricted Payments;

                           (v) upon the occurrence of a Change of Control and
                  within 60 days after the completion of the offer to repurchase the Discount Notes pursuant to Section 4.09 (including the purchase of all Discount Notes tendered), any purchase or redemption of Subordinated Obligations of Holdings pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon and liquidated damages, if any; provided,
                                                                   --------
                  however, that (A) at the time of such purchase or redemption,
                  -------        -
                  no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) Holdings would be
                                                         -
                  able to Incur an additional $1.00 of Indebtedness pursuant to
                  Section 4.03(a) after giving pro forma effect to such Restricted Payment, (C) such purchase or redemption is not
                                       -
                  made, directly or indirectly, from the proceeds of (or made in anticipation of) any Issuance of Indebtedness by Holdings or any Subsidiary and (D) such purchase or redemption will be
                                      -
                  included in the calculation of the amount of Restricted Payments;

                           (vi) dividends paid within 60 days after the date of
                  declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided,
                                                                       --------
                  however, that such dividend shall be included in the
                  -------
                  calculation of the amount of Restricted Payments;

                           (vii) payments to redeem or repurchase Capital Stock
                  of Holdings from existing or former employees or management of Holdings or any Subsidiary or their assigns, estates or heirs, in
                  each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees and in each case approved by the Board of Directors; provided, however, that at
                                                      --------  -------
                  the time of such payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and provided further, however, that such redemptions or
                  -------- -------  -------
                  repurchases shall not exceed an aggregate amount equal to the sum of (A) $2.0 million and (B) the amount of any proceeds to
                          -                    -
                  Holdings from (1) sales of Capital Stock of Holdings to
                                 -
                  management employees subsequent to the Issue Date and (2) any
                                                                         -
                  "key-man" life insurance policies which are used to make such redemptions or repurchases; and provided further, however,
                                                  -------- -------  -------
                  that (x) such payments (other than payments from the proceeds
                        -
                  of any "key-man" life insurance policies) will be included in the calculation of the amount of Restricted Payments, (y) such
                                                                         -
                  payments from the proceeds of any "key-man" life insurance policies will be excluded in the calculation of the amount of Restricted Payments and (z) the cancellation of Indebtedness
                                           -
                  owing to Holdings from members of management of Holdings or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdings by Holdings will be excluded in the calculation of the amount of Restricted Payments;

                           (viii) loans and advances made after the Issue Date
                  to employees or directors of Holdings or any Subsidiary the proceeds of which are used to purchase Capital Stock of Holdings; provided, however, that the aggregate principal
                            --------  -------
                  amount of such loans and advances shall not exceed $2 million at any time outstanding; and provided further, however, that
                                               -------- -------  -------
                  such loans and advances will be included in the calculation of the amount of Restricted Payments to the extent not repaid; and

                           (ix) repurchases of Capital Stock of Holdings by Holdings or a Restricted Subsidiary deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that
                                                         --------  -------
                  such payments will be excluded in the calculation of the amount of Restricted Payments.

                  SECTION 4.05. Limitation on Restrictions on Distributions from
                                ------------------------------------------------
Restricted Subsidiaries. Holdings shall not, and shall not permit any Restricted
-----------------------
Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction (other than pursuant to the New Credit Facility) on the ability of any Restricted Subsidiary (a) to pay
                                                                      -
dividends or make any other distributions on its Capital Stock to Holdings or a Restricted Subsidiary or pay any Indebtedness owed to Holdings, (b) to make any
                                                                 -
loans or advances to Holdings or (c) to transfer any of its property or assets
                                  -
to Holdings, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, the New Credit Facility, the Senior Subordinated Indenture and this Indenture);

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred to provide all or any portion of the funds used to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings) and outstanding on such date;

                  (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
         (ii) of this Section 4.05 or this clause (iii); provided, however, that
                                                         --------  -------
         the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Holder in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                  (iv) in the case of Section 4.05(c), any encumbrance or restriction (A) that restricts in a customary manner the subletting,
                      -
         assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, including restrictions on assignment, (B) by virtue of any transfer of, agreement to transfer,
                      -
         option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security
                     -
         agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting
                        -
         dispositions of real property interests set forth in any reciprocal easement agreements of Holdings or any Restricted Subsidiary;

                  (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) any encumbrance or restriction with respect to any Receivables Subsidiary pursuant to an agreement related to Indebtedness of the Receivables Subsidiary which is permitted under Section 4.03 or pursuant to any agreement relating to a Financing Disposition to or by the Receivables Subsidiary;

                  (vii) any encumbrance or restriction contained in any agreement or instrument governing Indebtedness (whether or not outstanding) of foreign Restricted Subsidiaries if such Indebtedness is permitted under Section 4.03(b)(9); provided, however, that any such
                                                --------  -------
         restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances);

                  (viii) any customary encumbrance or restriction imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; and

                  (ix) any customary encumbrances or restrictions created in connection with Indebtedness Incurred under Section 4.03 which are no more restrictive than those contained in the Senior Subordinated Indenture as in effect on the Issue Date.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary
                                --------------------------------------------
Stock. (a) Holdings shall not, and shall not permit any Restricted Subsidiary
-----
to, consummate any Asset Disposition unless Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 80% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents. In the event and to the extent that the aggregate Net Available Cash received by Holdings or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Issue Date and not applied pursuant to clause (i) or (ii) below exceeds $5 million, then Holdings or such Restricted Subsidiary shall (i) within 360 days after the date such Net
                                     -
Available Cash so received exceeds $5 million and to the extent Holdings or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (A) apply an amount equal to such excess Net Available Cash
                -
received by Holdings to prepay, repay or purchase Senior Indebtedness of Holdings or apply an amount equal to such excess Net Available Cash received by any Restricted Subsidiary to prepay, repay or purchase Indebtedness of such Restricted Subsidiary, in each case owing to a Person other than Holdings or any Affiliate of Holdings, or (B) invest (or enter into a binding commitment to
                           -
invest; provided, however, that such commitment shall be subject only to
        --------  -------
customary conditions (other than financing) and such investment shall be consummated within 180 days after the end of such 360-day period) an amount equal to such Net Available Cash not applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdings or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the
                            --
extent not applied pursuant to clause (i)) as provided in paragraphs (b) through
(f) of this Section 4.06; provided, however, that in connection with any
                          --------  -------
prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, Holdings or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of such excess Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application
                                         ---------------
of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments.

                  (b) If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer totals at least $5 million, Holdings shall, not later than 30 days after the end of the period during which Holdings is required to apply such Excess Proceeds pursuant to Section 4.06(a)(i) (or, if Holdings so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the holders thereof on a pro
           ---------------------
rata basis an aggregate principal amount of Discount Notes and other pari passu
                                                                     ---- -----
debt obligations subject to a similar covenant (collectively, the "pari passu
                                                                   ---- -----
Notes") equal to the Excess Proceeds (rounded down to the nearest multiple of
-----
$1,000) on such date, at a purchase price equal to 100% of the Accreted Value of such Discount Notes and pari passu Notes, plus, in each case, accrued interest
                        ---- -----
and liquidated damages, if any, to the date of purchase (the "Excess Proceeds
                                                              ------ --------
Payment"). Upon completion of an Excess Proceeds Offer, the amount of Excess
-------
Proceeds remaining after application pursuant to such Excess Proceeds Offer (including payment of the purchase price for Discount Notes and pari passu Notes
                                                                ---- -----
duly tendered) may be used by Holdings for any corporate purpose (to the extent not otherwise prohibited by this Indenture).

                  (c) If the Accreted Value (or the aggregate principal amount, as applicable) of Discount Notes and pari passu Notes validly tendered and not
                                     ---- -----
withdrawn in connection with an Excess Proceeds Offer exceeds the Excess Proceeds available therefor, such Excess Proceeds will be apportioned between the Discount Notes and such pari passu Notes, with the portion of such Excess
                            ---- -----
Proceeds payable in respect of the Discount Notes equal to the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the Accreted Value of the Discount Notes and the denominator of which is the sum of the Accreted Value of the Discount Notes and the outstanding principal amount (or accreted value, as applicable) of the relevant pari passu Notes.
                                               ---- -----

                  (d) For the purposes of this Section 4.06, the following are deemed to be cash: (i) the assumption of Senior Indebtedness of Holdings or any
                    -
Restricted Subsidiary
and the release of Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities
                                                                 --
received by Holdings or any Restricted Subsidiary from the transferee that are promptly converted by Holdings or such Restricted Subsidiary into cash; provided, however, that any Designated Noncash Consideration received by
--------  -------
Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this proviso that is at that time outstanding, not to exceed $5 million (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this Section 4.06(d).

                  (e) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in the event that Excess Proceeds are received by Holdings and Holdings is required to repurchase Discount Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue hereof.

                  (f) (1) Promptly, and in any event within 30 days after Holdings becomes obligated to make an Excess Proceeds Offer, Holdings shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have such Holder's Discount Notes purchased by Holdings either in whole or in part (subject to prorationing as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase
                                                                       --------
Date") and shall contain such information concerning the business of Holdings
----
which Holdings in good faith believes will enable such Holders to make an informed decision (which will include (i) a description of material developments
                                       -
in Holdings' business subsequent to the date of the latest reports furnished by Holdings to the Holders pursuant to Section 4.02 and (ii) if material,
                                                      --
appropriate pro forma financial information) and all instructions and materials necessary to tender Discount Notes pursuant to the Excess Proceeds Offer, together with the information required to be provided pursuant to Section 4.06(f)(2).

                  (2) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee pursuant to Section 4.06(f)(1) above, Holdings shall deliver to the Trustee an Officers' Certificate as to (i)
                                                                             -
the amount of the Excess Proceeds Offer (the "Offer Amount"), (ii) the
                                              ----- ------     --
allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such
                                                    ---
allocation with the provisions of Section 4.06(a). On or prior to the Purchase Date, Holdings shall also irrevocably deposit with the Trustee or with a paying agent (or, if Holdings is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06(f). Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Offer
                                                                  -----
Period"), Holdings shall deliver to the Trustee for cancellation the Discount
------
Notes or portions thereof which have been properly tendered to and are to be accepted by Holdings. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Discount Notes delivered by Holdings to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to Holdings immediately after the expiration of the Offer Period for application in accordance with Section 4.06(b).

                  (3) Holders electing to have a Discount Note purchased shall be required to surrender the Discount Note, with an appropriate form duly completed, to Holdings at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or Holdings receives not later than one Business Day prior to the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Discount Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Discount Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Discount Notes surrendered by Holders exceeds the Offer Amount,

Holdings shall select the Discount Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Discount Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Discount Notes are purchased only in part shall be issued new Discount Notes equal in principal amount to the unpurchased portion of the Discount Notes surrendered.

                  (4) At the time Holdings delivers Discount Notes to the Trustee which are to be accepted for purchase, Holdings shall also deliver an Officers' Certificate stating that such Discount Notes are to be accepted by Holdings pursuant to and in accordance with the terms of this Section 4.06. A Discount Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  SECTION 4.07. Limitation on Affiliate Transactions. (a)
                                ------------------------------------
Holdings shall not, and shall not permit any Restricted Subsidiary to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of Holdings (an "Affiliate Transaction") unless (1)
                                             ---------------------           -
the terms of such Affiliate Transaction are no less favorable to Holdings or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arms-length dealings with a Person who is not such an Affiliate,
(2) if such Affiliate Transaction involves an amount in excess of $1 million,
 -
the terms of such Affiliate Transaction (i) are set forth in writing, (ii)
                                         -                             --
comply with clause (1) and (iii) have been approved by a majority of the
                            ---
disinterested members of the Board of Directors and (3) if such Affiliate
                                                     -
Transaction involves an amount in excess of $10 million, the terms of such Affiliate Transaction (i) comply with clause (2) and (ii) have been determined
                       -                              --
by a nationally recognized investment banking firm to be fair, from a financial standpoint, to Holdings and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 4.04, (ii) any
                                                                       --
issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar
                                     ---
rights to employees and directors of Holdings in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances
                                                           --
to employees in the ordinary course of business of Holdings or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any time, (v) fees, compensation or employee benefit arrangements
                          -
paid to and indemnity provided for the benefit of directors, officers or employees of Holdings or any Subsidiary in the ordinary course of business, (vi)
                                                                             --
any Affiliate Transaction between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of Holdings), (vii)
                                                                           ---
transactions with a Receivables Subsidiary pursuant to any Permitted Receivables Financing, (viii) any payment under Section 1.b or 1.d of the Management
            ----
Agreement not to exceed $300,000 in any fiscal year; provided, however, that (1)
                                                     --------  -------        -
at the time of such payment no Default or Event of Default shall have occurred and be continuing or would result therefrom, and the Consolidated Coverage Ratio shall exceed 1.50 to 1.00 and (2) any such payment shall accrue if not paid pursuant to the foregoing clause (1), or (ix) any payment under the Management
                                          --
Agreement other than under Section 1.b or 1.d thereof.

                  SECTION 4.08. Limitation on the Issuance or Sale of Capital
                                ---------------------------------------------
Stock of Restricted Subsidiaries. Holdings (i) shall not, and shall not permit
--------------------------------            -
any Restricted Subsidiary to, sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, other than pledges of Capital Stock securing the Bank Indebtedness or other than to Holdings or a Wholly Owned Subsidiary and (ii) shall not permit any Restricted Subsidiary,
                             --
directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than to Holdings or a Wholly Owned Subsidiary; in each case unless (x) immediately after giving effect to such sale, pledge,
             -
hypothecation or other disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and (y) the proceeds of any such sale of
                                             -
Capital Stock are treated as Net Available Cash from an Asset Disposition and are applied in accordance with the terms of Section 4.06; provided, however,
                                                          --------  -------
that this Section 4.08 shall not prohibit (A) the sale of all of the Capital
                                           -
Stock of any Restricted Subsidiary (other than Iron Age), (B) the sale, pledge,
                                                            -
hypothecation or other disposition of Preferred Stock of a Subsidiary in compliance with Section 4.03 or (C) the
                                 -
issuance or sale of any Preferred Stock of a Restricted Subsidiary if such issuance or sale would be in compliance with Section 4.03, provided further,
                                                           -------- -------
however, that Holdings shall not sell, pledge, hypothecate or otherwise dispose
-------
of any shares of Capital Stock of Iron Age, other than pledges of Capital Stock of Iron Age securing the Bank Indebtedness.

                  SECTION 4.09. Change of Control. (a) Upon the occurrence of a
                                -----------------
Change of Control, each Holder shall have the right to require that Holdings repurchase such Holder's Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of Section 4.09(b).

                  (b) Within 30 days following any Change of Control, Holdings shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require Holdings to purchase such Holder's Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

                  (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the procedures determined by Holdings, consistent with this Indenture, that a Holder must follow in order to have its Discount Notes repurchased.

                  Holders electing to have a Discount Note purchased shall be required to surrender the Discount Note, with an appropriate form duly completed, to Holdings at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or Holdings receives not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Discount Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Discount Note purchased.

                  (c) On the purchase date, all Discount Notes purchased by Holdings under this Section 4.09 shall be delivered by the Trustee for cancellation, and Holdings shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Holders entitled thereto.

                  (d) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Discount Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

                  SECTION 4.10. Limitation on Liens. Holdings shall not,
                                -------------------
directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of Holdings (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, unless the Discount Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien.

                  SECTION 4.11. Compliance Certificate. (a) Holdings shall
                                ----------------------
deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Discount Notes is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

                  (b) Holdings shall deliver to the Trustee and the Representative as soon as possible, and in any event within 30 days after Holdings becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

                  SECTION 4.12. Further Instruments and Acts. Upon request of
                                ----------------------------
the Trustee, Holdings will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.13. Maintenance of Office or Agency. Holdings shall
                                -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where (i) the Discount Notes may be surrendered for registration of transfer or
       -
exchange, (ii) the Discount Notes may be presented for payment and (iii) notices
           --                                                       ---
and demands to or upon Holdings in respect of the Discount Notes and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's Corporate Trust Office as set forth in Section 10.02.

                  Holdings may also from time to time designate one or more other offices or agencies where the Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in
              --------  -------
any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  Holdings hereby initially designates the Trustee's Corporate Trust Office as such office of Holdings in accordance with this Section 4.14.

                  SECTION 4.14. Corporate Existence. Subject to Article 5,
                                -------------------
Holdings shall do or cause to be done all things necessary to, and shall cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or limited liability company existence and rights (charter and statutory), licenses and/or franchises of Holdings and each of its Subsidiaries; provided, however, that Holdings or any of its Subsidiaries shall
              --------  -------
not be required to preserve any such existence (in the case of Subsidiaries), rights, licenses or franchises if (x) Holdings shall reasonably determine that
                                   -
the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries taken as a whole or (y) the loss thereof is not
                                                      -
materially adverse to Holdings and its Subsidiaries taken as a whole or to the ability of Holdings to otherwise satisfy its obligations hereunder; provided
                                                                    --------
further, however, that the foregoing shall not prohibit the sale, transfer or
-------  -------
conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  SECTION 4.15. Payment of Taxes. Holdings shall timely pay or
                                ----------------
discharge, or cause to be paid or discharged, all material taxes, assessments and governmental charges levied or imposed upon Holdings or any Subsidiary or upon the income, profits or property of Holdings or any Subsidiary; provided,
                                                                    --------
however, that Holdings shall not be required to pay or discharge or cause to be
-------
paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate provision (in the good faith judgment of management of Holdings) has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders or is not materially adverse to Holdings and its Subsidiaries taken as a whole or to the ability of Holdings to otherwise satisfy its obligations hereunder.

                                   ARTICLE 5

                               Successor Company

                  SECTION 5.01. When Holdings May Merge or Transfer Assets.
                                ------------------------------------------
Holdings shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the
          -----------------
         laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Holdings) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under the Discount Notes and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary of the Successor Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) except in the case of a merger the sole purpose of which is to change Holdings' jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Holdings immediately prior to such transaction; and

                  (v) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

                  Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into, or transfer all or part of its properties and assets to, Holdings.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture, but in the case of a conveyance, transfer or lease of all or substantially all of the assets of Holdings, Holdings shall not be released from the obligation to pay the Accreted Value of and interest and liquidated damages, if any, on the Discount Notes.


                                   ARTICLE 6

                             Defaults and Remedies

                  SECTION 6.01.   Events of Default.  An "Event of Default"
                                  -----------------
is:

                  (i) a default in the payment of interest and liquidated damages, if any, on any Discount Note when due, continued for 30 days;

                  (ii) a default in the payment of Accreted Value of any Discount Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (iii) the failure by Holdings to comply with its obligations under Section 4.04 or 4.09 or Article 5;

                  (iv) the failure by Holdings to comply for 30 days after notice with any of its obligations under Section 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.10 or 4.13 (other than a failure to purchase Discount Notes when required under Section 4.06);

                  (v) the failure by Holdings to comply for 60 days after notice with any of its agreements in the Discount Notes or this Indenture (other than those referred to in clauses (i), (ii), (iii) and (iv) above);

                  (vi) the failure by Holdings or any Material Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 Business Days after notice;

                  (vii) Holdings or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                       (A)  commences a voluntary case,

                       (B) consents to the entry of an order for relief against it in an involuntary case,

                       (C) consents to the appointment of a Custodian of it or for any substantial part of its property,

                       (D) makes a general assignment for the benefit of its creditors or

                       (E)  takes any comparable action under any foreign laws;

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against Holdings or any Material Subsidiary in an involuntary case,

                       (B) appoints a Custodian of Holdings or any Material Subsidiary or for any substantial part of its property,

                       (C) orders the winding up or liquidation of Holdings or any Material Subsidiary or

                       (D) any similar relief is granted with respect to Holdings or any Material Subsidiary under any foreign laws,

                  and in each such case the order or decree remains unstayed and in effect for 60 days; or

                  (ix) the rendering of any judgment or decree for the payment of money in excess of $10 million against Holdings or a Material Subsidiary, if such judgment or decree remains outstanding for a period of 60 days and is not discharged, waived or stayed within 10 Business Days after notice;

                  (x) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty of the Senior Subordinated Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such Default continues for 30 days; or

                  (xi) the failure by any Subsidiary Guarantor to comply with its obligations under any Subsidiary Guaranty to which such Subsidiary Guarantor is a party, after any applicable grace period.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  Notwithstanding the foregoing a default under clause (iv) or
(v) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Discount Notes notify Holdings of the default and Holdings does not cure such default within the time specified in clauses (iv) and (v) after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default" (and, if given by the Holders, a copy of such
             -----------------
notice shall also be given to the Trustee).

                  SECTION 6.02.  Acceleration.  If an Event of Default occurs
                                 ------------
and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Discount Notes may, after giving 10
Business Days' notice to the holders of all Designated Senior Indebtedness and the Representative (provided, however, that no such notice need be given if, at
                    --------  -------
such time (i) prior to the date on which the Bank Indebtedness has been repaid
           -
in full in cash, payment of any Bank Indebtedness shall have been accelerated or
(ii) on or after the date on which the Bank Indebtedness has been repaid in full
 --
in cash, payment of any Designated Senior Indebtedness shall have been accelerated), declare the Accreted Value of, and accrued but unpaid interest and liquidated damages, if any, on, all the Discount Notes to be due and payable. Upon such a declaration, such Accreted Value, interest and liquidated damages shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs and is continuing, the Accreted Value of, and interest and liquidated damages, if any, on, all the Discount Notes will ipso facto become
                                                            ---- -----
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Discount Notes. The Holders of a majority in aggregate principal amount of the outstanding Discount Notes by written notice to the Trustee may on behalf of all Holders rescind any such acceleration with respect to the Discount Notes and its consequences.

                  SECTION 6.03.  Other Remedies.  If an Event of Default occurs
                                 --------------
and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value of, or interest or liquidated damages, if any, on, the Discount Notes or to enforce the performance of any provision of the Discount Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04.  Waiver of Past Defaults.  The Holders of a
                                 -----------------------
majority in aggregate principal amount of the Discount Notes by notice to the Trustee may waive an existing Default and its consequences, except (i) a Default
                                                                    -
in the payment of the Accreted Value of, or interest or liquidated damages, if any, on, a Discount Note or (ii) a Default in respect of a provision that under
                             --
Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05.  Control by Majority.  Subject to Section 7.02,
                                 -------------------
the Holders of a majority in aggregate principal amount of the Discount Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other
                    --------  -------
action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06.  Limitation on Suits.  Except to enforce the
                                 -------------------
right to receive payment of Accreted Value, premium, interest or liquidated damages, if any, when due, a Noteholder may not pursue any remedy with respect to this Indenture or the Discount Notes unless:

                  (1) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Discount Notes have made a written request to the Trustee to pursue the remedy;

                  (3) such Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Discount Notes have not given the Trustee a written direction that in the opinion of the Trustee is inconsistent with the written request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                  SECTION 6.07.  Rights of Holders to Receive Payment.
                                 ------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value of, and interest and liquidated damages, if any, on, the Discount Notes held by such Holder, on or after the respective due dates expressed in the Discount Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08.  Collection Suit by Trustee.  If an Event of
                                 --------------------------
Default specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

                  SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee
                                 --------------------------------
may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to Holdings, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10.  Priorities.  If the Trustee collects any money
                                 ----------
or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:   to the Trustee for amounts due under Section 7.07;

                  SECOND: to Noteholders for amounts due and unpaid on the Discount Notes for Accreted Value, interest and liquidated damages, ratably, without preference or priority of any kind, according to the amounts due and payable on the Discount Notes for Accreted Value, interest and liquidated damages, respectively; and

                  THIRD:   to Holdings.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, Holdings shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11.  Undertaking for Costs.  In any suit for the
                                 ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Discount Notes.

                  SECTION 6.12.  Waiver of Stay or Extension Laws.  Holdings (to
                                 --------------------------------
the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee

                  SECTION 7.01.  Duties of Trustee.  (a)  The duties and
                                 -----------------
responsibilities of the Trustee shall be as provided by the TIA and this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1)  this paragraph (c) does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, or take any action at the request or direction of the Holders if it shall have reasonable grounds to believe that repayment of such funds or reasonable indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

                  SECTION 7.02.  Rights of Trustee.  Subject to the provisions
                                 -----------------
of Section 315 of the TIA:

                  (a) The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents, attorneys, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent attorney, custodian and/or nominee appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                  --------  -------
constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Discount Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of Holdings addressed to the Trustee shall be sufficiently evidenced by a writing signed in the name of Holdings by a Holdings Officer and any resolution of the Board of Directors shall be sufficiently evidenced by a resolution of the Board of Directors.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by the Trustee in the event that it acts in compliance with such request or direction.

                  (h) In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent or Registrar.

                  (i) The Trustee shall not be charged with knowledge of any Default of Event of Default unless either (i) a Trust Officer shall have actual
                                           -
knowledge of such Default or Event of Default or (ii) written notice of such
                                                  --
Default or Event of Default shall have been given to the Trustee by Holdings or any Holder.

                  SECTION 7.03.  Individual Rights of Trustee.  The Trustee in
                                 ----------------------------
its individual or any other capacity may become the owner or pledgee of Discount Notes and may otherwise deal with Holdings and its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

                  SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                                 --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Discount Notes, it shall not be accountable for Holdings' use of the proceeds from the Discount Notes, and it shall not be responsible for any statement of Holdings in this Indenture or in any document issued in connection with the sale of the Discount Notes or in the Discount Notes other than the Trustee's certificate of authentication.

                  SECTION 7.05.  Notice of Defaults.  If a Default occurs and is
                                 ------------------
continuing and if it is actually known to a

Trust Officer of the Trustee, the Trustee shall mail to each Noteholder and the Representative notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of Accreted Value of, or interest or liquidated damages on, any Discount Note, the Trustee may withhold the notice to the Noteholders if and so long as a committee of Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

                  SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                                 -----------------------------
practicable after each May 15 beginning with May 15, 1999, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Discount Notes are listed in accordance with Section 313(d) of the TIA. Holdings agrees to notify promptly the Trustee in writing whenever the Discount Notes become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07.  Compensation and Indemnity.  Holdings shall pay
                                 --------------------------
to the Trustee promptly upon request from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include, without limitation, the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and other persons not regularly in its employ. Holdings shall indemnify and hold harmless the Trustee and its officers, directors, agents and employees against any and all loss, liability or expense (including attorneys' fees, expenses, disbursements, and advances) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relieve Holdings of its obligations hereunder. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the fees and expenses of such counsel. Holdings need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. Holdings need not pay for any settlement made by the Trustee without Holdings' consent, such consent not to be unreasonably withheld. To secure Holdings' payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Discount Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay Accreted Value of, and interest and liquidated damages on, particular Discount Notes.

                  Holdings' payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(vii) or (viii) with respect to Holdings, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  The Company shall comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign
                                ----------------------
at any time by so notifying Holdings in writing. The Holders of a majority in aggregate principal amount of the Discount Notes may remove the Trustee by so notifying the Trustee and Holdings in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 or Section 7.12;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by Holdings or by the Holders of a majority in aggregate principal amount of the Discount Notes and such Holders do not reasonably promptly appoint a successor Trustee reasonably satisfactory to Holdings, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Holdings shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, Holdings' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee
                                ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee provided that such transferee corporation shall be eligible under this Article 7 to serve as Trustee hereunder.

                  If, at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the

Discount Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Discount Notes so authenticated; and if at that time, any of the Discount Notes shall not have been authenticated, any successor to the Trustee may authenticate such Discount Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Discount Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10.     Eligibility; Disqualification.  The
                                    -----------------------------
Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condi-tion. The Trustee shall comply with Section 310(b) of the TIA; provided,
                                                               --------
however, that there shall be excluded from the operation of Section 310(b)(1) of
-------
the TIA any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Holdings are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

                  SECTION 7.11. Preferential Collection of Claims Against
                                -----------------------------------------
Holdings. The Trustee shall comply with Section 311(a) of the TIA, excluding any
--------
creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                  SECTION 7.12. Conflicting Interests. If the Trustee has or
                                ---------------------
shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a Trustee under this Indenture with respect to the Discount Notes.

                                   ARTICLE 8

                      Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Discount Notes;
                                ----------------------------------------
Defeasance. (a) When (i) Holdings delivers to the Trustee all outstanding
----------            -
Discount Notes (other than Discount Notes replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Discount Notes have become due and payable,
                 --
whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and Holdings irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Discount
Notes, including interest and liquidated damages, if any, thereon to maturity or such redemption date (other than Discount Notes replaced pursuant to Section 2.06), and if in either case Holdings pays all other sums payable hereunder by Holdings, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Holdings accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of Holdings.

                  (b) Subject to Sections 8.01(c) and 8.02, Holdings at any time may terminate (i) all its obligations under the Discount Notes and this
               -
Indenture ("legal defeasance option") or (ii) its obligations under Sections
            -----------------------       --
4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.13, 5.01(iii) and
5.01(iv) and the operation of Sections 6.01(vi), 6.01(vii), 6.01(viii) and 6.01(ix) (but, in the case of Sections 6.01(vii) and 6.01(viii), with respect only to Material Subsidiaries) ("covenant defeasance option"). The Company may
                                 --------------------------
exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If Holdings exercises its legal defeasance option, payment of the Discount Notes may not be accelerated because of an Event of Default with respect thereto. If Holdings exercises its covenant defeasance option, payment of the Discount Notes may not be accelerated because of an Event of Default specified in Sections 6.01(iii), 6.01(iv), 6.01(vi), 6.01(vii), 6.01(viii) and 6.01(ix) (but, in the case of Sections 6.01(iii), not with respect to an Event of Default under Sections 5.01(i) or 5.02(ii), and in the case of Sections 6.01(vii) and 6.01(viii), with respect only to Material Subsidiaries).

                  Upon satisfaction of the conditions set forth herein and upon request of Holdings, the Trustee shall acknowledge in writing the discharge of those obligations that Holdings terminates.

                  (c) Notwithstanding Sections 8.01(a) and 8.01(b), Holdings' obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Discount Notes have been paid in full. Thereafter, Holdings' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may
                                ------------------------
exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) Holdings irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Accreted Value of, and interest and liquidated damages, if any, on, the Discount Notes to redemption or maturity, as the case may be;

                  (2) Holdings delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that such deposits by Holdings will provide cash at such times and in such amounts as will be sufficient to pay Accreted Value, interest and liquidated damages when due on all the Discount Notes to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to Holdings occurs which is continuing at the end of such 123-day period;

                  (4) the deposit does not constitute a default under any other agreement binding on Holdings,

                  (5) in the case of the legal defeasance option, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that (i)
                                                                           -
         Holdings has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date there
                                                --
         has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) shall confirm that, the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

                  (6) in the case of the covenant defeasance option, Holdings shall have delivered to the Trustee an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the effect that the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

                  (7) Holdings delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, and discharge of the Discount Notes as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, Holdings may make arrangements satisfactory to the Trustee for the redemption of Discount Notes at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money.  The Trustee shall
                                --------------------------
hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Accreted Value of, and interest and liquidated damages, if any, on the Discount Notes.

                  SECTION 8.04. Repayment to Holdings. The Trustee and the
                                ---------------------
Paying Agent shall promptly turn over to Holdings upon written request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Holdings upon request any money held by them for the payment of Accreted Value of, or interest or liquidated damages, if any, on, the Discount Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money shall look to Holdings for payment as general unsecured creditors.

                  SECTION 8.05. Indemnity for Government Obligations.  The
                                ------------------------------------
Company shall pay and shall fully indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. This section shall survive the termination or resignation of the Trustee.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is
                                -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Holdings' obligations under this Indenture and the Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if
                                               --------  -------
Holdings has made any payment of Accreted Value of, or interest or liquidated damages on, any Discount Notes because of the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Discount Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                  Amendments

                  SECTION 9.01. Without Consent of Holders. Notwithstanding
                                --------------------------
Section 9.02, except as set forth below in this Section 9.01, Holdings and the Trustee may amend or supplement this Indenture or the Discount Notes without notice to or consent of any Noteholder:

                  (a)  to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for assumption by a successor of the obligations of Holdings under the Indenture in accordance with Article 5;

                  (c) to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes; provided, however, that
                                                        --------  -------
         the uncertificated Discount Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Discount Notes are described in Section 163(f)(2)(B) of the Code;

                  (d) to add Guarantees with respect to the Discount Notes or to secure the Discount Notes;

                  (e) to add to the covenants of Holdings for the benefit of the Holders or to surrender any right or power herein conferred upon Holdings;

                  (f) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

                  (g) to make any change that does not adversely affect the rights of any Noteholder.

                  After an amendment or supplement to this Indenture under this
Section 9.01 becomes effective, Holdings shall mail to Noteholders a notice briefly describing such amendment or supplement to this Indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                  Upon the written request of Holdings, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with Holdings in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.02. With Consent of Holders. Except as set forth
                                -----------------------
below in this Section 9.02, Holdings and the Trustee may amend or supplement this Indenture or the Discount Notes without notice to any Noteholders but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Discount Notes then outstanding. However, without the consent of each

Noteholder affected thereby, an amendment may not (with respect to any Discount Notes held by a non-consenting Holder):

                  (i) reduce the amount of Discount Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest on, or calculation of Accreted Value for, any Discount Note;

                  (iii) reduce the principal at maturity or Accreted Value of, or extend the Stated Maturity of, any Discount Note;

                  (iv) reduce the premium payable upon the redemption or repurchase of any Discount Note or change the time at which any Discount Note may be redeemed in accordance with Article 3,

                  (v) reduce the liquidated damages on the Discount Notes, or change the time of payment thereof, as provided in the Registration Agreement;

                  (vi) make any Discount Note payable in money other than that stated in the Discount Note;

                  (vii) impair the right of any Holder to receive payment of Accreted Value of, and interest and liquidated damages, if any, on, such Holder's Discount Notes on or after the due date therefor or to institute suit for enforcement of any payment on or with respect to such Holder's Discount Notes; or

                  (viii) make any change in Section 6.04 or 6.07 or this second sentence of this Section 9.02.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or supplement to this Indenture under this
Section 9.02 becomes effective, Holdings shall mail to Noteholders a notice briefly describing such amendment or supplement to this Indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  Upon the written request of Holdings, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with Holdings in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every
                                -----------------------------------
amendment or supplement to this Indenture or the Discount Notes shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A
                                ---------------------------------------------
consent to an amendment or supplement to or waiver of this Indenture by a Holder of a Discount Note shall bind such Holder and every subsequent Holder of that Discount Note or portion of the Discount Note that evidences the same debt as the consenting Holder's Discount Note, even if notation of the consent or waiver is not made on the Discount Note. However, any such Holder or subsequent Holder may revoke any consent or waiver as to such Holder's Discount Note or portion of the Discount Note if the Trustee receives the notice of revocation before the date the applicable amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder. An amendment, supplement or waiver becomes effective upon the execution of such amendment, supplement or waiver by Holdings and the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

No such consent shall be valid or effective for more than 120 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Discount Notes, unless it makes a change described in the second sentence of the first paragraph of Section 9.02 or the second paragraph of Section 9.02, in which case the amendment, supplement or waiver shall bind only those Noteholders which consented to it and every subsequent Holder of a Discount Note or portion thereof which evidences the same debt as a consenting Holder's Discount Note.

                  SECTION 9.05.  Notation on or Exchange of Discount Notes.  If
                                 -----------------------------------------
an amendment, supplement or waiver changes the terms of a Discount Note, the Trustee may, but shall not be required to, require the Holder of such Discount Note to deliver it to the Trustee, and the Trustee may place an appropriate notation on such Discount Note regarding the changed terms and return it to the Holder. Alternatively, if Holdings so determines, Holdings in exchange for such Discount Note shall issue, and the Trustee shall authenticate, a new Discount Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Discount Note shall not affect the validity of such amendment, supplement or waiver.

                  SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall
                                 --------------------------
sign any amendment, supplement or waiver authorized pursuant to this Article 9 if such amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.


                                   ARTICLE 10

                                  Miscellaneous

                  SECTION 10.01.  Trust Indenture Act Controls.  If any
                                  ----------------------------
provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02.  Notices.  Any notice or communication by
                                  -------
Holdings or the Trustee to the other is duly given if in writing and delivered in Person or sent by first class mail (registered or certified, return receipt requested), telecopier or overnight air guaranteeing next day delivery, to the other's address:

                  if to Holdings:

                  Iron Age Corporation
                  Robinson Plaza Three, Suite 400
                  Pittsburgh, Pennsylvania  15205
                  attention: Chief Executive Officer
                  fax: 412-787-8112

                  with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110
                  attention:  Lauren I. Norton
                  fax:  617-951-7050

                  if to the Trustee:

                  The Chase Manhattan Bank
                  450 West 33rd Street, 15th floor
                  New York, New York  10001
                  attention: Global Trust Services
                  fax: 212-946-8158

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Noteholder shall be sent by first class mail (registered or certified, return receipt requested) or by overnight air courier guaranteeing next day delivery to such Noteholder's address as it appears on the registration books of the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03.  Communication by Holders with Other Holders.
                                  -------------------------------------------
Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Discount Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

                  SECTION 10.04.  Certificate and Opinion as to Conditions
                                  ----------------------------------------
Precedent. Upon any request or application by Holdings to the Trustee to take or
---------
refrain from taking any action under this Indenture, Holdings shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied;

                  SECTION 10.05.  Statements Required in Certificate or Opinion.
                                  ---------------------------------------------
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been satisfied.

                  SECTION 10.06.  When Discount Notes Disregarded.  In
                                  -------------------------------
determining whether the Holders of the required principal amount of Discount Notes have concurred in any direction, waiver or consent, Discount Notes owned by Holdings or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Discount Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Discount Notes outstanding at the time shall be considered in any such determination.

                  SECTION 10.07.  Rules by Trustee, Paying Agent and Registrar.
                                  --------------------------------------------
The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 10.08.  Legal Holidays.  If a payment date is a Legal
                                  --------------
Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.09.  Governing Law.  THIS AGREEMENT SHALL BE
                                  -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

                  SECTION 10.10.  No Recourse Against Others.  No director,
                                  --------------------------
officer, employee or stockholder, as such, of Holdings shall have any liability for any obligations of Holdings under the Discount Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Discount Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Discount Notes.

                  SECTION 10.11.  Successors.  All agreements of Holdings in
                                  ----------
this Indenture and the Discount Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12.  Counterparts.  This Indenture may be executed
                                  ------------
in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. One signed copy is enough to prove this Indenture.

                  SECTION 10.13.  Separability.  In case any provision in this
                                  ------------
Indenture or the Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.14.  Benefits of Indenture.  Nothing in this
                                  ---------------------
Indenture or in the Discount Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture except as provided in Articles 10 and 12.

                  SECTION 10.15.  Table of Contents; Headings.  The table of
                                  ---------------------------
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                       IRON AGE HOLDINGS CORPORATION



                                       By /s/ Keith A. McDonough
                                         ---------------------------------
                                       Name: Keith A. McDonough
                                            ------------------------------
                                       Title: Vice President - Finance
                                             -----------------------------



                                       THE CHASE MANHATTAN BANK



                                       By /s/ R. Lorenzen
                                         ---------------------------------
                                       Name: R. Lorenzen
                                            ------------------------------
                                       Title: Senior Trust Officer
                                             -----------------------------

                                  APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A.

                 PROVISIONS RELATING TO INITIAL DISCOUNT NOTES
                              AND EXCHANGE NOTES

                  1.   Definitions.
                       -----------

                  1.1  Definitions.  For the purposes of this Appendix A the
                       -----------
following terms shall have the meanings indicated below in this Section 1.1. Terms defined in this Indenture (to which this Appendix A is attached) and not otherwise defined in this Appendix A are used herein with the meanings so defined.

                  "Agent Members" is defined in Section 2.1(b).
                   -------------

                  "Depository" means The Depository Trust Company, its nominees
                   ----------
and their respective successors.

                  "Discount Notes" means the Initial Discount Notes and the
                   --------------
Exchange Notes, treated as a single class.

                  "Discount Notes Custodian" means the custodian with respect to
                   ------------------------
a Global Discount Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

                  "Exchange Notes" means the 121/8% Senior Discount Notes due
                   --------------
2009 to be issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the Registration Agreement.

                  "Exchange Offer" means the offer by Holdings, pursuant to the
                   --------------
Registration Agreement, to certain Holders of Initial Discount Notes to issue and deliver to such Holders, in exchange for the Initial Discount Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Global Discount Note" is defined in Section 2.1(a) of this
                   --------------------
Appendix A.

                  "Initial Purchasers" means Salomon Brothers Inc, SBC Warburg
                   ------------------
Dillon Read Inc. and Banque Nationale de Paris.

                  "Initial Discount Notes" means the 12 1/8% Senior Discount
                   ----------------------
Notes due 2009, to be issued pursuant to this Indenture.

                  "Purchase Agreement" means the Purchase Agreement, dated as of
                   ------------------
April 21, 1998, among Holdings and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in
                   ---
Rule 144A.

                  "Registration Agreement" means the Registration Agreement,
                   ----------------------
dated as of April 24, 1998, among Holdings and the Initial Purchasers, as amended or supplemented from time to time.

                  "Rule 144A" means Rule 144A under the Securities Act.
                   ---------

                  "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

                  "Shelf Registration Statement" means the registration
                   ----------------------------
statement issued by Holdings in connection with the offer and sale of Initial Discount Notes pursuant to the Registration Agreement.

                  "Transfer Restricted Discount Notes" means certificated
                   ----------------------------------
Discount Notes and Discount Notes that bear or are required to bear the legend set forth in Section 2.3(g) hereto.

                  2.   The Discount Notes.
                       ------------------

                  2.1  Forms Generally.  The Initial Discount Notes are being
                       ---------------
offered and sold by Holdings pursuant to the Purchase Agreement.

                  (a)  Global Discount Notes.  Initial Discount Notes offered
                       ---------------------
and sold to a QIB in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Discount Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto (each, a "Global Discount Note"), which shall be deposited on
                           --------------------
behalf of the purchasers of the Initial Discount Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of Cede and Co., as nominee of the Depository, duly executed by Holdings and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Discount Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b)   Book-Entry Provisions for Global Discount Notes.  This
                        -----------------------------------------------
Section 2.1(b) shall apply only to a Global Discount Note deposited with, or on behalf of, the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of Holdings, authenticate and deliver initially one or more Global Discount Notes that (a) shall be registered
                                                          -
in the name of Cede and Co., as nominee of the Depository for such Global Discount Note or Global Discount Notes, and (b) shall be delivered by the
                                             -
Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent
                                                                   -----
Members") shall have no rights under this Indenture with respect to any Global
-------
Discount Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Discount Note, and the Depository may be treated by Holdings, the Trustee and any agent of Holdings or the Trustee as the absolute owner of such Global Discount Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holdings, the Trustee or any agent of Holdings or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Discount Note.

                  (c)  Certificated Discount Notes.  Except as provided in this
                       ---------------------------
Section 2.1 or in Section 2.3, owners of beneficial interests in Global Discount Notes will not be entitled to receive physical delivery of certificated Discount Notes. Purchasers of Initial Discount Notes who are not QIBs will receive certificated Initial Discount Notes; provided, however, that upon transfer of
                                     --------  -------
such certificated Discount Notes to a QIB, such certificated Discount Notes will, unless the Global Discount Note has previously been exchanged, be exchanged for an interest in a Global Discount Note pursuant to the provisions of Section 2.3.

                  2.2  Authentication.  The Trustee shall authenticate and
                       --------------
deliver (1) Initial Discount Notes for original issue in an aggregate principal
         -
amount at maturity of $45,140,000 and (2) Exchange Notes for issue only in an
                                       -
Exchange Offer pursuant to the Registration Agreement, for a like principal amount of Initial Discount Notes, in each case upon a written order of Holdings signed by two Officers. Such order shall specify the amount of the Discount Notes to be authenticated and the date on which the original issue of Discount Notes is to be authenticated and whether the Discount Notes are to be Initial Discount Notes or Exchange Notes. The aggregate principal amount of Discount Notes outstanding at any time may not exceed $45,140,000, except as provided in
Section 2.07 of this Indenture.

                  2.3  Transfer and Exchange.
                       ---------------------

                  (a)  Transfer and Exchange of Certificated Discount Notes.
                       ----------------------------------------------------
When certificated Discount Notes are presented to the Registrar with a request
(x) to register the transfer of such certificated Discount Notes or (y) to
 -                                                                   -
exchange such certificated Discount Notes for an equal principal amount of certificated Discount Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the
                                           --------  -------
certificated Discount Notes surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to Holdings and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
         Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such certificated Discount Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Discount Note); or

                  (B) if such certificated Discount Notes are being transferred to Holdings or to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form set forth on the reverse of the Discount Note); or

                  (C) if such certificated Discount Notes are being transferred (x) pursuant to an exemption from
                                        -
                           registration in accordance with Rule 144 or
                           Regulation S under the Securities Act, or
                           (y) to an institutional "accredited investor"
                            -
                           within the meaning of Rules 501(a)(1), (2),
                           (3) or (7) under the Securities Act in a
                           transaction exempt from the registration
                           requirements of the Securities Act or (z)
                                                                  -
                           pursuant to an exemption from registration
                           under the Securities Act provided by Rule 144 thereunder (if applicable), (i) a certification
                                                        -
                           to that effect (in substantially the form set
                           forth on the reverse of the Discount Note) and (ii)
                                                                           --
                           if Holdings or the Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions contained in the legend set forth in Section 2.3(g)(i).

                  (b)      Restrictions on Transfer of a Certificated Discount
                           ---------------------------------------------------
Note for a Beneficial Interest in a Global Discount Note. A certificated
--------------------------------------------------------
Discount Note may not be exchanged for a beneficial interest in a Global Discount Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a certificated Discount Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) a certification (in substantially the form set forth on the reverse of the Discount Note) that such certificated Discount
         Note is being transferred (A) to a QIB in accordance with Rule 144A or
                                    -
         (B) outside the United States in an offshore transaction
          -
         within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Discount Notes Custodian to make, an adjustment on its books and records with respect to such Global Discount Note to reflect an increase in the aggregate principal amount of the Discount Notes represented by the Global Discount Note, such instructions to contain information regarding the participant account of the Depositary to be credited with such increase;

then the Trustee (A) shall cancel such certificated Discount Note and cause, or
                  -
direct the Discount Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Discount Notes Custodian, the aggregate principal amount of Discount Notes represented by the Global Discount Note to be increased by the aggregate principal amount of the certificated Discount Note to be exchanged and (B) shall credit or cause to
                                                    -
be credited to the account of the Person specified in such instructions a beneficial interest in the Global Discount Note equal to the principal amount of the certificated Discount Note so cancelled. If no Global Discount Notes are then outstanding and the Global Discount Note has not been previously exchanged pursuant to Section 2.4, Holdings shall issue and the Trustee shall authenticate, upon written order of Holdings in the form of an Officers' Certificate, a new Global Discount Note in the appropriate principal amount.

                  (c)   Transfer and Exchange of Global Discount Notes.  The
                        ----------------------------------------------
transfer and exchange of Global Discount Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Discount Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Discount Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions the transferred beneficial interest in the Global Discount Note and to debit the account of the Person making the transfer the transferred beneficial interest in the Global Discount Note.

                  (d)   Transfer of a Beneficial Interest in a Global Discount
                        ------------------------------------------------------
Note for a Certificated Discount Note.
-------------------------------------

                  (i) Any person having a beneficial interest in a Global Discount Note that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a certificated Discount Note of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Discount Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Discount Note only, the following additional information and documents:

                        (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Discount Note, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Discount Note); or

                        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form set forth on the reverse of the Discount Note); or

                        (C)   if such beneficial interest is being transferred
                  (x) pursuant to an exemption from registration in accordance
                   -
                  with Rule 144 or Regulation S under the Securities Act, or (y)
                                                                              -
                  to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, or (z) pursuant to an exemption from
                                          -
                  registration under the Securities Act provided by

                  Rule 144 thereof (if applicable): (i) a certification to that
                                                     -
                  effect (in substantially the form set forth on the reverse of the Discount Note) and (ii) if Holdings or Registrar so
                                          --
                  requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions contained in the legend set forth in Section 2.3(g)(i);

         then the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of the Global Discount Note to be reduced on its books and records and, following such reduction, Holdings will execute and the Trustee will authenticate and make available for delivery to the transferee a certificated Discount Note.

                  (ii) Certificated Discount Notes issued in exchange for a beneficial interest in a Global Discount Note pursuant to this Section 2.3(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such certificated Discount Notes available for delivery to the persons in whose names such Discount Notes are so registered in accordance with the instructions of the Depository.

                  (e)   Authentication of Certificated Discount Notes in Absence
                        --------------------------------------------------------
of Depository.  If at any time:
-------------
                  (i) the Depository for the Discount Notes notifies Holdings that the Depository is unwilling or unable to continue as Depository for the Global Discount Notes and a successor Depository for the Global Discount Notes is not appointed by Holdings within 90 days after delivery of such notice; or

                  (ii) Holdings, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Discount Notes under this Indenture,

then Holdings will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of certificated Discount Notes to the Persons designated by Holdings, will authenticate and make available for delivery certificated Discount Notes, in an aggregate principal amount equal to the principal amount of the Global Discount Notes, in exchange for the Global Discount Notes.

                  Subject to the provisions of the preceding paragraph, the registered Holder of a Global Discount Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Discount Notes.

                  In the event of the occurrence of either of the events specified in clauses (i) and (ii) of this Section 2.3(e), Holdings will promptly make available to the Trustee a reasonable supply of certificated Discount Notes in definitive, fully registered form without interest coupons.

                  (f)   Restrictions on Transfer and Exchange of Global Discount
                        --------------------------------------------------------
Notes.  Notwithstanding any other provisions of this Appendix A (other than the
-----
provisions set forth in Section 2.4), a Global Discount Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (g)   Legends.
                        -------

                  (i) Each Global Discount Note shall bear a legend substantially the same as the Global Discount Notes legend reproduced in Exhibit 1 to this Appendix A. Except as permitted by the following clauses (ii), (iii) and (iv), each Global Discount Note, each Discount Note certificate evidencing the Global Discount Notes and the certificated Discount Notes (and all Discount Notes issued in exchange therefor or in substitution thereof, as appropriate) shall bear a legend substantially the same as the Restricted Discount Notes Legend reproduced in Exhibit 1 to this Appendix A.

                  (ii) Upon any sale or transfer of a Transfer Restricted Discount Note (including any Transfer Restricted Discount Note represented by a Global Discount Note) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer Restricted Discount Note that is a certificated Discount Note, the

         Registrar shall permit the Holder thereof to exchange such Transfer Restricted Discount Note for a certificated Discount Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Discount Note; and

                  (B) in the case of any Transfer Restricted Discount Note that is represented by a Global Discount Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Discount Note for a certificated Discount Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Discount Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in substantially the form set forth on the reverse of the Initial Discount
         Note).

                  (iii) After a transfer of any Initial Discount Note during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Discount Note, all requirements pertaining to legends on such Initial Discount Note will cease to apply, the requirements requiring any such Initial Discount Note issued to certain Holders be issued in global form will cease to apply, and an Initial Discount Note in certificated or global form without legends will be available to the transferee of the Holder of such Initial Discount Note upon exchange of such transferring Holder's certificated Initial Discount Note. Upon the occurrence of any of the circumstances described in this clause (iii), Holdings will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Discount Notes without any inapplicable legend.

                  (iv) Upon the consummation of an Exchange Offer with respect to the Initial Discount Notes pursuant to which Holders of Initial Discount Notes are offered Exchange Notes in exchange for their Initial Discount Notes, all requirements pertaining to the Initial Discount Notes that Initial Discount Notes issued to certain Holders be issued in global form will cease to apply, and certificated Initial Discount Notes with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of Initial Discount Notes that do not exchange their Initial Discount Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange their Initial Discount Notes in such Exchange Offer. Upon the occurrence of any of the circumstances described in this clause (iv), Holdings will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Discount Notes without any inapplicable legends.

                  (h)  Cancellation or Adjustment of Global Discount Note.  At
                       --------------------------------------------------
such time as all beneficial interests in a Global Discount Note have either been exchanged for Certificated Discount Notes, redeemed, repurchased or canceled, such Global Discount Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Discount Note is exchanged for Certificated Discount Notes, repurchased or canceled, the principal amount of Discount Notes represented by such Global Discount Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Discount Notes Custodian for such Global Discount Note) with respect to such Global Discount Note, by the Trustee or the Discount Notes Custodian, to reflect such reduction.

                  (i)   Obligations with Respect to Transfers and Exchanges of
                        ------------------------------------------------------
Discount Notes.
--------------

                  (i) To permit registrations of transfers and exchanges, Holdings shall execute and the Trustee shall authenticate Certificated Discount Notes and Global Discount Notes at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange of Discount Notes, but Holdings may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

                  (iii) The Registrar shall not be required to register the transfer or exchange of any Discount Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase Discount Notes or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Discount Note, Holdings, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Discount
         Note is registered as the absolute owner of such Discount Note for the purpose of receiving payment of principal of, and interest and liquidated damages, if any, on, such

         Discount Note and for all other purposes whatsoever, whether or not such Discount Note is overdue, and none of Holdings, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (v) All Discount Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Discount Notes surrendered upon such transfer or exchange.

                  (j)   No Obligation of the Trustee.  (i)  The Trustee shall
                        ----------------------------
have no responsibility or obligation to any beneficial owner of a Global Discount Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Discount Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Discount Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Discount Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Discount Note). The rights of beneficial owners in any Global Discount Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Discount Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Discount
Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                   EXHIBIT 1
                                 to APPENDIX A
                    [FORM OF FACE OF INITIAL DISCOUNT NOTE]

                          Global Discount Notes Legend:
                          ------ -------- ----- ------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        Restricted Discount Notes Legend:
                        ---------- -------- ----- ------

THIS SECURITY WAS OFFERED AS PART OF A TRANSACTION THAT IS EXEMPT FROM REGISTRATION, AND HAS NOT BEEN REGISTERED, UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO THE COMPANY, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, BUT, IF SUCH TRANSFER IS BEING EFFECTED BY ANY FOREIGN PURCHASER WHO HAS PURCHASED NOTES FROM ANY PERSON OTHER THAN A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 144A) PURSUANT TO THIS CLAUSE
(3) PRIOR TO THE EXPIRATION OF THE 40-DAY RESTRICTED PERIOD (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), THE TRANSFEREE SHALL HAVE CERTIFIED TO THE COMPANY AND THE TRUSTEE FOR THE NOTES THAT SUCH TRANSFEREE IS A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) AND THAT SUCH TRANSFEREE IS ACQUIRING THE NOTES IN AN

OFFSHORE TRANSACTION, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES, COMMONWEALTH AND TERRITORIES OF THE UNITED STATES, THE DISTRICT OF COLUMBIA AND OTHER JURISDICTIONS. EACH HOLDER OF THIS SECURITY IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE, IF THEN APPLICABLE. WITH RESPECT TO ANY TRANSFER OF THIS SECURITY BY AN INSTITUTIONAL ACCREDITED INVESTOR, SUCH HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE FOR THE SECURITIES SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                                  CUSIP No.
                                                                           -----

                    12 1/8% Senior Discount Notes Due 2009

No.                                                                  $
   ---------                                                          ----------

                  IRON AGE HOLDINGS CORPORATION, a Delaware corporation, for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of __________________________ United States Dollars on May 1, 2009.

         Interest Payment Dates:       May 1 and November 1, commencing
                                       November 1, 1998.

         Record Dates:                 April 15  and October 15.

                  Additional provisions of this Discount Note are set forth on the other side of this Discount Note.

                                       IRON AGE HOLDINGS CORPORATION


                                       By
                                         ---------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                                       By
                                         ---------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
         This is one of the Discount Notes referred to in the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
as Trustee


By
  --------------------------------
       Authorized Officer

                [FORM OF REVERSE SIDE OF INITIAL DISCOUNT NOTE]

                    12 1/8% Senior Discount Notes due 2009

                  1.   Interest.

                  (a)  General.  Iron Age Holdings Corporation, a Delaware
                       -------
corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises
                                                            -------
to pay interest on the principal amount of this Discount Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year commencing on November 1, 1998. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid on the Discount Notes or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal, Liquidated Damages (as defined below) and premium, if any, and, to the extent lawful, overdue installments of interest, at the same rate to the extent lawful.

                  (b)  Liquidated Damages.  The Holder of this Discount Note is
                       ------------------
entitled to the benefits of a Registration Agreement, dated as of April 24, 1998 (as amended and in effect from time to time, the "Registration Agreement") among
                                                  ----------------------
Holdings and the Initial Purchasers named therein.

                  Under the Registration Agreement, if (i) a Registration
                                                        -
Statement (as defined in the Registration Agreement) is not filed with the SEC on or prior to 90 days after the Issue Date, (ii) the Exchange Offer
                                              --
Registration Statement or a Shelf Registration Statement (each as defined in the Registration Agreement), if applicable, is not declared effective on or prior to 150 days after the Issue Date, (iii) the Exchange Offer (as defined in the
                                ---
Registration Agreement) is not consummated on or prior to 180 days after the Issue Date or (iv) a Shelf Registration Statement is filed and declared
               --
effective on or prior to 150 days after the Issue Date but shall thereafter cease to be effective or usable (at any time that Holdings is obligated to maintain the effectiveness thereof) in connection with resales of Discount Notes or Exchange Discount Notes in accordance with and during the periods specified herein (each such event referred to in clauses (i) through (iv), a "Registration
                                                                    ------------
Default"), Holdings shall be obligated to pay liquidated damages ("Liquidated
-------                                                            ----------
Damages") to each holder of Transfer Restricted Securities, during the first
-------
90-day
period immediately following the occurrence of such Registration Default, in an amount equal to 5(cent) per week per $1,000 principal amount of the Discount Notes constituting Transfer Restricted Securities held by such holder. The amount of the Liquidated Damages shall increase an additional 5 (cents) per week per $1,000 principal amount of the Discount Notes constituting Transfer Restricted Securities for each subsequent 90-day period until the applicable Registration Default has been cured, up to a maximum amount of Liquidated Damages of 20 (cents) per week per $1,000 principal amount of Discount Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages shall be paid to Holders in the same manner as interest payments on the Discount Notes on semi-annual payment dates which correspond to interest payment dates for the Discount Notes. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the date of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease.

                  The Company shall notify the Trustee immediately upon the happening of each and every Registration Default. The Company shall pay Liquidated Damages due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be Holdings for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Discount Notes, sums sufficient to pay the Liquidated Damages then due. All accrued Liquidated Damages shall be paid to Holders in the same manner as interest payments on the Discount Notes on semi-annual payment dates which correspond to interest payment dates for the Discount Notes. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the date of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease.

                  2.  Method of Payment.  The Company will pay interest and
                      -----------------
Liquidated Damages, if any, on the Discount Notes to the Persons who are registered Holders of Discount Notes at the close of business on the April 15 or October 15 immediately preceding the next May 1 or November 1 interest payment date, as the case may be, even if Discount Notes are canceled after such record date and on or before such interest payment date, except as provided in Section
2.10 of the Indenture with respect to defaulted interest. The Discount Notes shall be payable as to principal, premium, interest and Liquidated Damages at the office or agency of Holdings maintained for such purposes in the Borough of Manhattan, the City of New York (which initially shall be the Corporate Trust Office of the Trustee in New York, New
York), except that, at the option of Holdings, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Discount Note register. Holders must surrender Discount Notes to a Paying Agent to collect principal payments. The Company will pay principal, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

                  3.  Paying Agent and Registrar.  Initially, The Chase
                      --------------------------
Manhattan Bank, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

                  4.  Indenture.  The Company issued the Discount Notes under an
                      ---------
Indenture, dated as of April 24, 1998 (as amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between Holdings
                                                ---------
and the Trustee. The terms of the Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms defined in the Indenture and not
                       ---
defined herein have the meanings ascribed thereto in the Indenture. The Discount Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

                  The Discount Notes are unsecured, senior obligations of Holdings, limited to $45,140,000 aggregate principal amount at any time outstanding. This Discount Note is one of the Initial Notes referred to in the Indenture.

                  The Discount Notes include the Initial Notes and any Exchange Discount Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Agreement. The Initial Notes and the Exchange Discount Notes are treated as a single class of securities under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the
                                                                          -
incurrence of additional indebtedness by Holdings or any Restricted Subsidiary,
(ii)
 --
the making of Restricted Payments by Holdings or any Restricted Subsidiary (including certain investments and payments of dividends on, and redemptions of, capital stock of Holdings or any Restricted Subsidiary), (iii) the creation of
                                                          ---
consensual encumbrances and restrictions with respect to Restricted Subsidiaries, (iv) sales of assets and subsidiary stock, (v) certain
               --                                         -
transactions with affiliates, (vi) the issuance or sale of capital stock of
                               --
Restricted Subsidiaries, (vii) the creation of liens and (viii) consolidations,
                          ---                             ----
mergers and transfers of all or substantially all of Holdings' assets. However, all of these covenants are subject to a number of significant exceptions and qualifications.

                  5.  Optional Redemption.  Except as set forth in this
                      -------------------
paragraph 5, the Discount Notes will not be redeemable at the option of Holdings prior to May 1, 2003. On and after such date, the Discount Notes will be redeemable at the option of Holdings, in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                   Period                              Redemption Price
                   ------                              ----------------
                   2003                                   106.063%
                   2004                                   104.042%
                   2005                                   102.021%
                   2006 and thereafter                    100.000%

                  In addition, at any time and from time to time prior to May 1, 2001, Holdings may, at its option, redeem in the aggregate up to 35% of the original principal amount of Discount Notes with the proceeds of one or more Public Equity Offerings received by, or invested in, Holdings, following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 112.125% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date); provided, however, that at
                                                    --------  -------
least 65% of the original principal amount of the Discount Notes must remain outstanding after each such redemption.

                  6.  Selection.  If fewer than all the Discount Notes are to be
                      ---------
redeemed, the Trustee shall select the Discount Notes to be redeemed pro rata or by lot or by such other method that the Trustee in its sole discretion deems to be fair and appropriate and that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Discount Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Discount Notes that have denominations larger than $1,000. Discount Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Discount Note that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption. The Trustee shall notify Holdings promptly of the Discount Notes or portions of Discount Notes to be redeemed.

                  7.  Notice of Redemption.  Notice of redemption will be mailed
                      --------------------
by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Discount Notes to be redeemed at such Holder's registered address. Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Discount Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Discount Notes (or such portions thereof) called for redemption.

                  8.  Change of Control.  Upon the occurrence of a Change of
                      -----------------
Control, each Holder of Discount Notes will have the right to require Holdings to repurchase all of such Holder's Discount Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

                  9.  Denominations; Transfer; Exchange.  The Discount Notes are
                      ---------------------------------
in registered form, without coupons, in
denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Discount Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Discount Notes selected for redemption (except, in the case of a Discount Note to be redeemed in part, the portion of the Discount Note not to be redeemed) or to transfer or exchange any Discount Notes for a period of 15 days prior to a selection of Discount Notes to be redeemed or 15 days before an interest payment date.

                  10.  Persons Deemed Owners.  The registered Holder of this
                       ---------------------
Discount Note may be treated as the owner of it for all purposes.

                  11.  Unclaimed Money.  If money for the payment of principal,
                       ---------------
interest or Liquidated Damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Holdings at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Holdings and not to the Trustee for payment.

                  12.  Discharge and Defeasance.  Subject to certain conditions,
                       ------------------------
Holdings at any time may terminate some or all of its obligations under the Discount Notes and the Inden ture if Holdings deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest and Liquidated Damages, if any, on, the Discount Notes to redemption or maturity, as the case may be.

                  13.  Amendment, Waiver.  Subject to certain exceptions set
                       -----------------
forth in the Indenture, (i) the Indenture or the Discount Notes may be amended
                         -
with the written consent of the Holders of a majority in principal amount of the Discount Notes then outstanding and (ii) any default or noncompliance with any
                                     --
provision may be waived with the written consent of the Holders of a majority in principal amount of the Discount Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Discount Noteholder, Holdings and the Trustee may amend the Indenture or the Discount Notes (a) to cure any ambiguity, omission, defect or inconsistency, (b) to
       -                                                             -
provide for assumption by a successor of the obligations of Holdings under the Indenture in accordance with Article 5 of the Indenture, (c) to provide for
                                                          -
uncertificated Discount

Notes in addition to or in place of certificated Discount Note; provided,
                                                                --------
however, that the uncertificated Notes are issued in registered form for
-------
purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code, (d) to
                                                                         -
add Guarantees with respect to the Discount Notes, (e) to secure the Discount
                                                    -
Notes, (f) to add to the covenants of Holdings for the benefit of the Holders or
        -
to surrender any right or power conferred on Holdings in the Indenture, (g) to
                                                                         -
comply with any requirement of the SEC in connection with the qualification of the Indenture under the Act, or (h) to make any change that does not adversely
                                 -
affect the rights of any Noteholder.

                  14.  Defaults and Remedies.  Under the Indenture, Events of
                       ---------------------
Default include (i) a default in the payment of interest or Liquidated Damages
                 -
on any Discount Note when due (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (ii) a default in the payment of principal
                                       --
of any Discount Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (iii) the failure
                                                                ---
by Holdings to comply with its obligations under Section 4.04 or 4.09 or Article 5 of the Indenture, (iv) the failure by Holdings to comply for 30 days after
                     --
notice with any of its obligations under Section 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.10 or 4.13 of the Indenture (other than a failure to purchase Discount Notes when required under Section 4.06 of the Indenture), (v) the failure by
                                                           -
Holdings to comply for 60 days after notice with any of its agreements in the Discount Notes or the Indenture (other than those referred to clauses (i), (ii),
(iii) and (iv) above), (vi) the failure by Holdings or any Material Subsidiary
                        --
to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 Business Days after notice, (vii)
                                                                           ---
certain events of bankruptcy, insolvency or reorganization of Holdings or a Material Subsidiary, (viii) the rendering of any judgment or decree for the
                      ----
payment of money in excess of $10 million against Holdings or a Material Subsidiary if such judgment or decree remains outstanding for a period of 60 days and it not discharged, waived or stayed within 10 Business Days after notice, (ix) a Subsidiary Guaranty ceases to be in full force and effect (other
         --
than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such default continues for 30 days or (x) the failure by any Subsidiary Guarantor to comply
                          -
with its obligations under any Subsidiary Guaranty to which such Subsidiary Guarantor is a party, after any applicable grace period. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Discount Notes notify Holdings of the default and Holdings does not cure such default within the time specified in clauses (iv)and (v) after receipt of such notice.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Discount Notes may declare all the Discount Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Discount Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Discount Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Discount Notes unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, interest or Liquidated Damages) if a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders.

                  15.  Trustee Dealings with Holdings.  Subject to certain
                       ------------------------------
limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Discount Notes and may otherwise deal with Holdings and its Affiliates with the same rights it would have if it were not Trustee.

                  16.  No Recourse Against Others.  No director, officer,
                       --------------------------
employee or stockholder, as such, of Holdings shall have any liability for any obligations of Holdings under the Discount Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Discount Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Discount Notes.

                  17. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

                  18. Authentication. This Discount Note shall not be valid
                      --------------
until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Discount Note.

                  19. Abbreviations. Customary abbreviations may be used in the
                      -------------
name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survi-vorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  20. Holders' Compliance with Registration Agreement. Each
                      -----------------------------------------------
Holder of a Discount Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration of Discount Notes and the indemnification by the Holders of Holdings to the extent provided therein.

                  21. CUSIP Numbers. Pursuant to a recommendation promulgated by
                      -------------
the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Discount Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture and/or the Registration Agreement.
Requests may be made to:

                  Iron Age Holdings Corporation
                  Robinson Plaza Three,
                  Suite 400
                  Pittsburgh, Pennsylvania  15205
                  Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Discount Note, fill in the form below:

I or we assign and transfer this Discount Note to

--------------------------------------------------------------------------
       (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------
           (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Discount Note on the books of Holdings. The agent may substitute another to act for him.

--------------------------------------------------------------------------
Date: ________________ Your Signature: ___________________________________

Signature Guarantee ______________________________________________________
(Signature must be guaranteed)


--------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Discount Note.

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

In connection with any transfer of any of the Discount Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issu-ance of such Discount Notes and the last date, if any, on which such Discount Notes were owned by Holdings or any Affiliate of Holdings, the undersigned confirms that such Discount Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1) [_] to Holdings; or

(2) [_] pursuant to an effective registration statement under the Securities Act; or

(3) [_] inside the United States to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4) [_] outside the United States in an offshore transaction (within the meaning of Regulation S under the Securities Act of 1933) in compliance with Rule 903 or 904 under the Securities Act, but, if such transfer is being effected by any foreign purchaser who has purchased Discount Notes or from any person other than a qualified institutional buyer or an institutional accredited investor (within the meaning of Rule 144A under the Securities Act) pursuant to this clause (4) prior to the expiration of the 40-day restricted period (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to Holdings and the Trustee for the Discount Notes that such transferee is a non-U.S. person (within the meaning of Regulation S under the Securities Act) and that such transferee is acquiring the Discount Notes in an offshore transaction; or

(5) [_] to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(6) [_] pursuant to another available exemption from registration under the Securities Act, provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Discount Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
                                    --------  -------
(6) is checked, the Trustee may require, prior to registering any such transfer of the Discount Notes, such legal opinions, certifications and other information as Holdings or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:
           ----------------------------------------------------

Signature Guarantee:
                    -------------------------------------------------
                             (Signature must be guaranteed)


The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


           The undersigned represents and warrants that it is purchasing this Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) and is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act, and acknowledges that it has received such information regarding Holdings as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                                                -----------------------
      ---------------

NOTICE:  To be executed by an executive officer

                    [TO BE ATTACHED TO GLOBAL DISCOUNT NOTES]

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DISCOUNT NOTE

The following increases or decreases in this Global Discount Note have been made:


Date of             Amount of                  Amount of                 Principal           Signature of
Exchange            Decrease in                Increase in               Amount of           authorized
                    Principal Amount           Principal                 this Global         Signatory of
                    of this Global             Amount of this            Discount            Trustee or
                    Discount Note              Global Discount           Note                Custodian
                                               Note                      Following
                                                                         Such
                                                                         Decrease or
                                                                         Increase


                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Discount Note purchased by Holdings pursuant to Section 4.09 of the Indenture, check the box: [_]

If you want to elect to have only part of this Discount Note purchased by Holdings pursuant to Section 4.09 of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000:


Date:                               Your Signature:
      ----------                                    --------------------------
                                    (Sign exactly as your name appears
                                    on the other side of this Discount Note.)

Signature Guarantee:
                     ---------------------------------------
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

                                                                       EXHIBIT A



                   [FORM OF FACE OF EXCHANGE DISCOUNT NOTE]

                                                                  CUSIP No.
                                                                           -----


                    12 1/8% Senior Discount Notes Due 2009


 No.                                                                    $
    -----------                                                          -------


                  IRON AGE HOLDINGS CORPORATION, a Delaware corporation, for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of __________________________ United States Dollars on May 1, 2009.

         Interest Payment Dates:    May 1 and November 1,
                                    commencing November 1, 1998.

         Record Dates:              April 15  and October 15.

                  Additional provisions of this Discount Note are set forth on the other side of this Discount Note.

                                                IRON AGE HOLDINGS CORPORATION


                                                By
                                                   -----------------------------
                                                  Name:
                                                       -------------------------

                                                  Title:


                                                By
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
         This is one of the Discount Notes referred to in the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
as Trustee


By
   ---------------------------------
         Authorized Officer

               [FORM OF REVERSE SIDE OF EXCHANGE DISCOUNT NOTE]

                     121/8% Senior Discount Notes due 2009

                  1.       Interest.
                           --------

                  (a) General. Iron Age Holdings Corporation, a Delaware
                      -------
corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises
                                                            -------
to pay interest on the principal amount of this Discount Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year commencing on November 1, 1998. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid on the Discount Notes or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal, Liquidated Damages (as defined below) and premium, if any, and, to the extent lawful, overdue installments of interest, at the same rate to the extent lawful.

                  (b) Liquidated Damages. The Holder of this Discount Note is
                      ------------------
entitled to the benefits of a Registration Agreement, dated as of April 24, 1998 (as amended and in effect from time to time, the "Registration Agreement") among
                                                  ----------------------
Holdings and the Initial Purchasers named therein. Under the Registration Agreement, the Holder of this Discount Note may be entitled to accrued but unpaid liquidated damages ("Liquidated Damages").
                            ------------------
                  2. Method of Payment. The Company will pay interest and
                     -----------------
Liquidated Damages, if any, on the Discount Notes to the Persons who are registered Holders of Discount Notes at the close of business on the April 15 or October 15 immediately preceding the next May 1 or November 1 interest payment date, as the case may be, even if Discount Notes are canceled after such record date and on or before such interest payment date, except as provided in Section
2.10 of the Indenture with respect to defaulted interest. The Discount Notes shall be payable as to principal, premium, interest and Liquidated Damages at the office or agency of Holdings maintained for such purposes in the Borough of Manhattan, the City of New York (which initially shall be the Corporate Trust Office of the Trustee in New York, New York), except that, at the option of Holdings, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Discount Note


20558331.05
register. Holders must surrender Discount Notes to a Paying Agent to collect principal payments. The Company will pay principal, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, The Chase Manhattan
                     --------------------------
Bank, a New York corporation (the "Trustee"), will act as Paying Agent and
                                   -------
Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Discount Notes under an Indenture, dated as of April 24, 1998 (as amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between Holdings
                                                ---------
and the Trustee. The terms of the Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms defined in the Indenture and not
                       ---
defined herein have the meanings ascribed thereto in the Indenture. The Discount Notes are subject to all such terms, and Noteholders are referred to the Inden ture and the Act for a statement of those terms.

                  The Discount Notes are unsecured, senior obligations of Holdings, limited to $45,140,000 aggregate principal amount at any time outstanding. This Discount Note is one of the Exchange Notes referred to in the Indenture.

                  The Discount Notes include the Initial Notes and any Exchange Discount Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Agreement. The Initial Notes and the Exchange Discount Notes are treated as a single class of securities under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the
                                                                          -
incurrence of additional indebtedness by Holdings or any Restricted Subsidiary,
(ii) the making of Restricted Payments by Holdings or any Restricted Subsidiary
 --
(including certain investments and payments of dividends on, and redemptions of, capital stock of Holdings or any Restricted Subsidiary), (iii) the creation of
                                                          ---
consensual encumbrances and restrictions with respect to Restricted Subsidiaries, (iv) sales of assets and subsidiary stock, (v) certain
               --                                         -
transactions with affiliates,

20558331.05

(vi) the issuance or sale of capital stock of Restricted Subsidiaries, (vii) the
 --                                                                     ---
creation of liens and (viii) consolidations, mergers and transfers of all or
                       ----
substantially all of Holdings' assets. However, all of these covenants are subject to a number of significant exceptions and qualifications.

                  5. Optional Redemption. Except as set forth in this paragraph
                     -------------------
5, the Discount Notes will not be redeemable at the option of Holdings prior to May 1, 2003. On and after such date, the Discount Notes will be redeemable at the option of Holdings, in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:


                      Period                           Redemption Price
                      ------                           ----------------
                      2003                                   106.063%
                      2004                                   104.042%
                      2005                                   102.021%
                      2006 and thereafter                    100.000%

                  In addition, at any time and from time to time prior to May 1, 2001, Holdings may, at its option, redeem in the aggregate up to 35% of the original principal amount of Discount Notes with the proceeds of one or more Public Equity Offerings received by, or invested in, Holdings, following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 112.125% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date); provided, however, that at
                                                    --------  -------
least 65% of the original principal amount of the Discount Notes must remain outstanding after each such redemption.

                  6. Selection. If fewer than all the Discount Notes are to be
                     ---------
redeemed, the Trustee shall select the Discount Notes to be redeemed pro rata or by lot or by such other method that the Trustee in its sole discretion deems to be fair and appropriate and that complies with applicable

20558331.05
legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Discount Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Discount Notes that have denominations larger than $1,000. Discount Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Discount Note that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption. The Trustee shall notify Holdings promptly of the Discount Notes or portions of Discount Notes to be redeemed.

                  7. Notice of Redemption. Notice of redemption will be mailed
                     --------------------
by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Discount Notes to be redeemed at such Holder's registered address. Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Discount Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Discount Notes (or such portions thereof) called for redemption.

                  8. Change of Control. Upon the occurrence of a Change of
                     -----------------
Control, each Holder of Discount Notes will have the right to require Holdings to repurchase all of such Holder's Discount Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

                  9. Denominations; Transfer; Exchange.   The Discount Notes
                     ---------------------------------
are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Discount Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Discount Notes selected for

20558331.05
redemption (except, in the case of a Discount Note to be redeemed in part, the portion of the Discount Note not to be redeemed) or to transfer or exchange any Discount Notes for a period of 15 days prior to a selection of Discount Notes to be redeemed or 15 days before an interest payment date.

                  10. Persons Deemed Owners.  The registered Holder of this
                      ---------------------
Discount Note may be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal,
                      ---------------
interest or Liquidated Damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Holdings at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Holdings and not to the Trustee for payment.

                  12. Discharge and Defeasance. Subject to certain conditions,
                      ------------------------
Holdings at any time may terminate some or all of its obligations under the Discount Notes and the Inden ture if Holdings deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest and Liquidated Damages, if any, on, the Discount Notes to redemption or maturity, as the case may be.

                  13. Amendment, Waiver. Subject to certain excep tions set
                      -----------------
forth in the Indenture, (i) the Indenture or the Discount Notes may be amended
                         -
with the written consent of the Holders of a majority in principal amount of the Discount Notes then outstanding and (ii) any default or noncompliance with any
                                     --
provision may be waived with the written consent of the Holders of a majority in principal amount of the Discount Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Discount Noteholder, Holdings and the Trustee may amend the Indenture or the Discount Notes (a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for assumption by a successor of the obligations of Holdings under the Indenture in accordance with Article 5 of the Indenture, (c) to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes; provided, however, that the uncertificated Notes are issued in
                --------  -------
registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code,
(d) to add Guarantees with respect to the Discount Notes, (e) to secure the Discount Notes, (f) to add to the covenants of Holdings for the benefit of the Holders or to surrender any

20558331.05
right or power conferred on Holdings in the Indenture, (g) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Act, or (h) to make any change that does not adversely affect the
                   -
rights of any Noteholder.

                  14. Defaults and Remedies. Under the Indenture, Events of
                      ---------------------
Default include (i) a default in the payment of interest or Liquidated Damages
                 -
on any Discount Note when due (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (ii) a default in the payment of principal
                                       --
of any Discount Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (iii) the failure
                                                                ---
by Holdings to comply with its obligations under Section 4.04 or 4.09 or Article 5 of the Indenture, (iv) the failure by Holdings to comply for 30 days after
                     --
notice with any of its obligations under Section 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.10 or 4.13 of the Indenture (other than a failure to purchase Discount Notes when required under Section 4.06 of the Indenture), (v) the failure by
                                                           -
Holdings to comply for 60 days after notice with any of its agreements in the Discount Notes or the Indenture (other than those referred to clauses (i), (ii),
(iii) and (iv) above), (vi) the failure by Holdings or any Material Subsidiary
                        --
to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 Business Days after notice, (vii)
                                                                           ---
certain events of bankruptcy, insolvency or reorganization of Holdings or a Material Subsidiary, (viii) the rendering of any judgment or decree for the
                      ----
payment of money in excess of $10 million against Holdings or a Material Subsidiary if such judgment or decree remains outstanding for a period of 60 days and it not discharged, waived or stayed within 10 Business Days after notice, (ix) a Subsidiary Guaranty ceases to be in full force and effect (other
         --
than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such default continues for 30 days or (x) the failure by any Subsidiary
                                       -
Guarantor to comply with its obligations under any Subsidiary Guaranty to which such Subsidiary Guarantor is a party, after any applicable grace period. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding

20558331.05

Discount Notes notify Holdings of the default and Holdings does not cure such default within the time specified in clauses (iv)and (v) after receipt of such notice.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Discount Notes may declare all the Discount Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Discount Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Discount Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Discount Notes unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, interest or Liquidated Damages) if a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders.

                  15. Trustee Dealings with Holdings. Subject to certain
                      ------------------------------
limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Discount Notes and may otherwise deal with Holdings and its Affiliates with the same rights it would have if it were not Trustee.

                  16. No Recourse Against Others. No director, officer, employee
                      --------------------------
or stockholder, as such, of Holdings shall have any liability for any obligations of Holdings under the Discount Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Discount Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Discount Notes.

                  17. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

                  18.  Authentication.  This Discount Note shall not
                       --------------
be valid until an authorized signatory of the Trustee (or an

20558331.05
authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Discount Note.

                  19. Abbreviations. Customary abbreviations may be used in the
                      -------------
name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survi-vorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  20. Holders' Compliance with Registration Agreement. Each
                      ------------------------------------------------
Holder of a Discount Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration of Discount Notes and the indemnification by the Holders of Holdings to the extent provided therein.

                  21. CUSIP Numbers. Pursuant to a recommendation promulgated by
                      -------------
the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Discount Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture and/or the Registration Agreement.
Requests may be made to:

                  Iron Age Holdings Corporation
                  Robinson Plaza Three,
                  Suite 400
                  Pittsburgh, Pennsylvania  15205
                  Attention:  Chief Financial Officer

20558331.05

                                ASSIGNMENT FORM


To assign this Discount Note, fill in the form below:

I or we assign and transfer this Discount Note to

________________________________________________________________________________
                           (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Discount Note on the books of Holdings. The agent may substitute another to act for him.


Date: ________________ Your Signature:__________________________________________

Signature Guarantee_____________________________________________________________
(Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Discount Note.

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.



20558331.05

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Discount Note purchased by Holdings pursuant to Section 4.09 of the Indenture, check the box: [ ]

If you want to elect to have only part of this Discount Note purchased by Holdings pursuant to Section 4.09 of the Inden ture, state the amount in principal amount (must be an integral multiple of $1,000:


Date: __________                    Your Signature:__________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Discount
                                            Note.)

Signature Guarantee: _______________________________________



The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Discount Note Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.



20559331.05